Exhibit 99.2

americold
REALTY TRUST

EARNINGS RELEASE & FINANCIAL SUPPLEMENT

Third Quarter 2022

americold

Financial Supplement	Third Quarter 2022

Financial Supplement	Third Quarter 2022

Corporate Profile

We are the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses. We are organized as a self-administered and self-managed REIT with proven operating, development and acquisition expertise. As of September 30, 2022, we operated a global network of 249 temperature-controlled warehouses encompassing approximately 1.5 billion cubic feet, with 202 warehouses in North America, 27 in Europe, 18 warehouses in Asia-Pacific, and two warehouses in South America. In addition, we hold three minority interests in South American joint ventures, one with SuperFrio, which owns or operates 38 temperature-controlled warehouses, one with Comfrio, which owns or operates 28 temperature-controlled warehouses, and one with the LATAM JV, which owns one temperature-controlled warehouse in Chile.

Corporate Headquarters
10 Glenlake Parkway South Tower, Suite 600
Atlanta, Georgia 30328
Telephone: (678) 441-1400
Website: www.americold.com

Senior Management
George F. Chappelle Jr.: Chief Executive Officer and Director
Marc J. Smernoff: Chief Financial Officer and Executive Vice President
Robert S. Chambers: Chief Commercial Officer and Executive Vice President
James C. Snyder, Jr.: Chief Legal Officer and Executive Vice President
David C. Moore: Chief Operating Officer - North America and Executive Vice President
Richard C. Winnall: Chief Operating Officer - International and Executive Vice President
Samantha L. Charleston: Chief Human Resources Officer and Executive Vice President
Sanjay Lall: Chief Information Officer and Executive Vice President
Thomas C. Novosel: Chief Accounting Officer and Senior Vice President
Board of Directors
Mark R. Patterson: Chairman of the Board of Directors
George J. Alburger, Jr.: Director
Kelly H. Barrett: Director
Robert L. Bass: Director
George F. Chappelle Jr.: Chief Executive Officer and Director
Antonio F. Fernandez: Director
Pamela K. Kohn: Director
David J. Neithercut: Director
Andrew P. Power: Director

Investor Relations
To request more information or to be added to our e-mail distribution list, please visit our website: www.americold.com
(Please proceed to the Investors section)

Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com

Financial Supplement	Third Quarter 2022

Analyst Coverage

Firm	Analyst Name	Contact	Email
Baird Equity Research	David B. Rodgers	216-737-7341	drodgers@rwbaird.com
Bank of America Merrill Lynch	Joshua Dennerlein	646-855-1681	joshua.dennerlein@bofa.com
Barclays	Anthony Powell	212-526-8768	anthony.powell@barclays.com
Citi	Craig Mailman	212-816-4471	craig.mailman@citi.com
Evercore ISI	Samir Khanal / Steve Sakwa	212-888-3796 / 212-446-9462	samir.khanal@evercoreisi.com / steve.sakwa@evercoreisi.com
Green Street Advisors	Vince Tibone	949-640-8780	vtibone@greenstreet.com
J.P. Morgan	Michael W. Mueller	212-622-6689	michael.w.mueller@jpmorgan.com
KeyBanc	Todd Thomas	917-368-2286	tthomas@key.com
Raymond James	William A. Crow	727-567-2594	bill.crow@raymondjames.com
RBC	Michael Carroll	440-715-2649	michael.carroll@rbccm.com
Truist	Ki Bin Kim	212-303-4124	kibin.kim@truist.com
Wolfe Research	Andrew Rosivach	646-582-9250	arosivach@wolferesearch.com

Stock Listing Information
The shares of Americold Realty Trust, Inc. are traded on the New York Stock Exchange under the symbol “COLD”.

Credit Ratings

DBRS Morningstar
Credit Rating:	BBB	(Stable Trend)

Fitch
Issuer Default Rating:	BBB	(Negative Outlook)

Moody’s
Issuer Rating:	Baa3	(Stable Outlook)

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Financial Supplement	Third Quarter 2022
AMERICOLD REALTY TRUST, INC. ANNOUNCES THIRD QUARTER 2022 RESULTS
Atlanta, GA, November 3, 2022 - Americold Realty Trust, Inc. (NYSE: COLD) (the “Company”), the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses, today announced financial and operating results for the third quarter ended September 30, 2022.
Third Quarter 2022 Highlights
•Total revenue increased 6.9% to $757.8 million.
•Total NOI increased 16.3% to $181.2 million.
•Core EBITDA increased 15.0% to $131.9 million, and increased 16.9% on a constant currency basis.
•Net loss of $8.9 million, or $0.03 loss per diluted common share.
•Core FFO of $67.1 million, or $0.25 per diluted common share.
•AFFO of $79.3 million, or $0.29 per diluted common share.
•Global Warehouse segment revenue increased 10.5% to $599.0 million.
•Global Warehouse segment NOI increased 14.9% to $166.7 million.
•Global Warehouse segment same store revenue increased 7.1%, or 9.6% on a constant currency basis, Global Warehouse segment same store NOI increased by 12.5%, or 14.4% on a constant currency basis.
•On July 1, we completed the acquisition of De Bruyn Cold Storage Pty Ltd, consisting of a facility in Tasmania, Australia for approximately A$24.9 million.
•On August 1, we completed the purchase of our previously leased Christchurch, New Zealand facility for N$18 million (inclusive of estimated N$5 million in-process renovation).
•On August 23, we completed the refinancing of our Senior Unsecured Credit Facility, upsizing from approximately $1.5 billion to $2.0 billion, and extended the maturities of our Term Loans and Revolving Credit Facility. The new facility also includes a sustainability-linked pricing component, with pricing subject to adjustment based on an annual GRESB rating. Additionally, the Company entered into interest rate swaps to fix the base interest rate for a substantial portion of the Term Loans. A portion of the incremental borrowings were used on November 1 to repay the 2013 CMBS debt which became prepayable at par on that date and the remainder was used for general corporate purposes.
Year to Date 2022 Highlights
•Total revenue increased 9.8% to $2.2 billion.
•Total NOI increased 8.4% to $507.7 million.
•Core EBITDA increased 3.5% to $362.9 million, or 5.1% on a constant currency basis.
•Net loss of $22.4 million, or $0.08 loss per diluted common share.
•Core FFO of $178.8 million, or $0.66 per diluted common share.
•AFFO of $222.1 million, or $0.82 per diluted common share.
•Global Warehouse segment revenue increased 11.3% to $1.7 billion.
•Global Warehouse segment NOI increased 6.5% to $463.9 million.
•Global Warehouse segment same store revenue increased 5.9%, or 7.9% on a constant currency basis, Global Warehouse segment same store NOI increased 3.0%, or 4.4% on a constant currency basis.

Financial Supplement	Third Quarter 2022
Third Quarter 2022 Total Company Financial Results
Total revenue for the third quarter of 2022 was $757.8 million, a 6.9% increase from the same quarter of the prior year. This growth was driven by our core warehouse business which benefited from our pricing initiatives and rate escalations, higher economic occupancy, incremental revenue from acquisitions and recently completed expansion and development projects, partially offset by slightly lower throughput volume in our same store portfolio. Revenue growth was also driven by our transportation segment which benefited from our pricing initiatives. Total revenue was impacted by unfavorable foreign currency translation as the USD strengthened against the currencies of our foreign operations.
Total NOI for the third quarter of 2022 was $181.2 million, an increase of 16.3% from the same quarter of the prior year. This increase is a result of the same factors driving the increase in revenue mentioned above, partially offset by inflationary pressure on operating costs and labor inefficiencies.
Core EBITDA was $131.9 million for the third quarter of 2022, compared to $114.7 million for the same quarter of the prior year. This reflects a 15.0% increase over prior year on an actual basis, and 16.9% on a constant currency basis. The increase is due to the same factors driving the increase in NOI mentioned above, partially offset by an increase in selling, general and administrative costs.
During the third quarter of 2022, we recorded impairment charges totaling $6.6 million, which included a ‘Goodwill’ impairment charge of $3.2 million as we are strategically shifting our focus to our core warehouse portfolio, and terminating and winding down business with one of the largest customers in the Third-party managed segment. It also included an impairment charge for ‘Assets under construction’ of $2.2 million which was associated with a development project which management determined it would no longer pursue and an impairment charge of $1.2 million for Warehouse segment assets which we reduced the carrying value of in anticipation of the exit of certain leased facilities.
Additionally, as part of the 2019 Cloverleaf acquisition, we acquired a small, production-advantaged facility subject to a customer purchase option that was exercisable at the time of the transaction, which gave this customer the option to acquire the facility during the lease term. During the third quarter of 2022, the customer notified us of their intent to exercise the option prior to the end of the lease in late 2024. As a result, we recorded a non-cash $5.7 million loss from the sale of real estate for the excess book value for the third quarter of 2022.
For the third quarter of 2022, the Company reported net loss of $8.9 million, or $0.03 loss per diluted share, compared to net income of $5.3 million, or $0.02 per diluted share, for the same quarter of the prior year.
For the third quarter of 2022, Core FFO was $67.1 million, or $0.25 per diluted share, compared to $61.5 million, or $0.23 per diluted share, for the same quarter of the prior year.
For the third quarter of 2022, AFFO was $79.3 million, or $0.29 per diluted share, compared to $69.6 million, or $0.27 per diluted share, for the same quarter of the prior year.
Please see the Company’s supplemental financial information for the definitions and reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures.

Financial Supplement	Third Quarter 2022
Third Quarter 2022 Global Warehouse Segment Results
For the third quarter of 2022, Global Warehouse segment revenue was $599.0 million, an increase of $56.9 million, or 10.5%, compared to $542.0 million for the third quarter of 2021. This growth was principally driven by growth in our same store pool resulting from our pricing initiative and rate escalations and higher economic occupancy as compared to 2021, incremental revenue from acquisitions, and recently completed development projects. This was partially offset by the unfavorable impact of foreign currency translation and slightly lower throughput in our same store pool.
Global Warehouse segment NOI was $166.7 million for the third quarter of 2022 as compared to $145.0 million for the third quarter of 2021. Global Warehouse segment NOI increased period-over-period due to the drivers of warehouse revenue increase mentioned above, offset by the impact of inflationary pressures, start-up costs for our developments, labor inefficiencies, and the unfavorable impact of foreign currency translation. Global Warehouse segment margin was 27.8% for the third quarter of 2022, a 108 basis point increase compared to the same quarter of the prior year.
We had 212 same store warehouses for the three and nine months ended September 30, 2022. The following table presents revenues, cost of operations, contribution (NOI) and margins for our same store and non-same store warehouses with a reconciliation to the total financial metrics of our warehouse segment for the three and nine months ended September 30, 2022. Results related to the acquisitions of Bowman Stores, ColdCo, De Bruyn Cold Storage, KMT Brrr!, Lago Cold Stores, Liberty Freezers and Newark Facility Management, one recently leased warehouse in Australia, a recently constructed facility in Denver purchased in November 2021, two leased facilities which we purchased during 2022, as well as certain expansion and development projects not yet stabilized are reflected within non-same store results.

Financial Supplement	Third Quarter 2022

	Three Months Ended September 30,			Change
Dollars and units in thousands, except per pallet data	2022 Actual	2022 Constant Currency(1)	2021 Actual	Actual	Constant Currency

TOTAL WAREHOUSE SEGMENT
Number of total warehouses(2)	240		239	n/a	n/a
Global Warehouse revenue:
Rent and storage	$260,249	$266,362	$225,234	15.5%	18.3%
Warehouse services	338,728	347,209	316,813	6.9%	9.6%
Total revenue	$598,977	$613,571	$542,047	10.5%	13.2%
Global Warehouse contribution (NOI)	$166,662	$169,837	$144,992	14.9%	17.1%
Global Warehouse margin	27.8%	27.7%	26.7%	108 bps	93 bps

Global Warehouse rent and storage metrics:
Average economic occupied pallets	4,357	n/a	4,061	7.3%	n/a
Average physical occupied pallets	4,043	n/a	3,709	9.0%	n/a
Average physical pallet positions	5,441	n/a	5,351	1.7%	n/a
Economic occupancy percentage	80.1%	n/a	75.9%	419 bps	n/a
Physical occupancy percentage	74.3%	n/a	69.3%	500 bps	n/a
Total rent and storage revenue per economic occupied pallet	$59.73	$61.14	$55.46	7.7%	10.2%
Total rent and storage revenue per physical occupied pallet	$64.37	$65.88	$60.73	6.0%	8.5%
Global Warehouse services metrics:
Throughput pallets	10,209	n/a	10,142	0.7%	n/a
Total warehouse services revenue per throughput pallet	$33.18	$34.01	$31.24	6.2%	8.9%

SAME STORE WAREHOUSE
Number of same store warehouses	212		212	n/a	n/a
Global Warehouse same store revenue:
Rent and storage	$225,588	$230,422	$201,574	11.9%	14.3%
Warehouse services	304,091	311,587	293,052	3.8%	6.3%
Total same store revenue	$529,679	$542,009	$494,626	7.1%	9.6%
Global Warehouse same store contribution (NOI)	$156,511	$159,159	$139,066	12.5%	14.4%
Global Warehouse same store margin	29.5%	29.4%	28.1%	143 bps	125 bps

Global Warehouse same store rent and storage metrics:
Average economic occupied pallets	3,910	n/a	3,699	5.7%	n/a
Average physical occupied pallets	3,644	n/a	3,375	8.0%	n/a
Average physical pallet positions	4,847	n/a	4,848	—%	n/a
Economic occupancy percentage	80.7%	n/a	76.3%	437 bps	n/a
Physical occupancy percentage	75.2%	n/a	69.6%	555 bps	n/a
Same store rent and storage revenue per economic occupied pallet	$57.69	$58.93	$54.50	5.9%	8.1%
Same store rent and storage revenue per physical occupied pallet	$61.91	$63.24	$59.72	3.7%	5.9%
Global Warehouse same store services metrics:
Throughput pallets	9,146	n/a	9,263	(1.3)%	n/a
Same store warehouse services revenue per throughput pallet	$33.25	$34.07	$31.64	5.1%	7.7%

Financial Supplement	Third Quarter 2022

	Three Months Ended September 30,			Change
Dollars and units in thousands, except per pallet data	2022 Actual	2022 Constant Currency(1)	2021 Actual	Actual	Constant Currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses(3)	28		27	n/a	n/a
Global Warehouse non-same store revenue:
Rent and storage	$34,661	$35,940	$23,660	n/r	n/r
Warehouse services	34,637	35,622	23,761	n/r	n/r
Total non-same store revenue	$69,298	$71,562	$47,421	n/r	n/r
Global Warehouse non-same store contribution (NOI)	$10,151	$10,678	$5,926	n/r	n/r
Global Warehouse non-same store margin	14.6%	14.9%	12.5%	n/r	n/r

Global Warehouse non-same store rent and storage metrics:
Average economic occupied pallets	447	n/a	362	n/r	n/a
Average physical occupied pallets	399	n/a	334	n/r	n/a
Average physical pallet positions	593	n/a	504	n/r	n/a
Economic occupancy percentage	75.3%	n/a	71.9%	n/r	n/a
Physical occupancy percentage	67.3%	n/a	66.3%	n/r	n/a
Non-same store rent and storage revenue per economic occupied pallet	$77.60	$80.46	$65.30	n/r	n/r
Non-same store rent and storage revenue per physical occupied pallet	$86.85	$90.06	$70.88	n/r	n/r
Global Warehouse non-same store services metrics:
Throughput pallets	1,063	n/a	879	n/r	n/a
Non-same store warehouse services revenue per throughput pallet	$32.58	$33.51	$27.03	n/r	n/r
(1) The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2) Total warehouse count of 240 includes a facility acquired through the De Bruyn Cold Storage acquisition on July 1, 2022, three warehouses acquired through the Lago acquisition on November 15, 2021 (including one leased facility from the Lago Cold Stores acquisition that was exited upon expiration during the first quarter of 2022 and another leased facility early terminated in the third quarter of 2022), one recently leased warehouse in Australia, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman Stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021 and four warehouses acquired through the Liberty acquisition on March 1, 2021 (including one leased facility that was exited upon expiration during the third quarter of 2022). The results of these acquisitions are reflected in the results above since date of ownership.
(3) Non-same store warehouse count of 28 includes a facility acquired through the De Bruyn Cold Storage acquisition on July 1, 2022, a facility previously leased that we bought during the third quarter of 2022, one recently leased warehouse in Australia, one recently constructed facility in Denver that we purchased in November 2021, one facility previously leased that we bought during the second quarter of 2022, three warehouses acquired through the Lago Cold Stores acquisition on November 15, 2021 (including one leased facility that was exited upon expiration during the first quarter of 2022 and another leased facility early terminated in the third quarter of 2022), one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four remaining warehouses acquired through the Liberty Freezers acquisition on March 1, 2021 (including one leased facility that was exited during the third quarter of 2021), 12 warehouses in expansion or redevelopment and one warehouse which we ceased operations within as it is being prepared for lease to a third-party. The results of the facilities exited are included in the results above, and the results of these acquisitions are reflected in the results above since date of ownership.
(n/a = not applicable)
(n/r = not relevant)

Financial Supplement	Third Quarter 2022

	Nine Months Ended September 30,			Change
Dollars and units in thousands, except per pallet data	2022 Actual	2022 Constant Currency(1)	2021 Actual	Actual	Constant Currency

TOTAL WAREHOUSE SEGMENT
Number of total warehouses(2)	240		239	n/a	n/a
Global Warehouse revenue:
Rent and storage	$732,357	$746,033	$642,787	13.9%	16.1%
Warehouse services	971,924	992,712	888,445	9.4%	11.7%
Total revenue	$1,704,281	$1,738,745	$1,531,232	11.3%	13.6%
Global Warehouse contribution (NOI)	$463,905	$471,404	$435,552	6.5%	8.2%
Global Warehouse margin	27.2%	27.1%	28.4%	-122 bps	-133 bps

Global Warehouse rent and storage metrics:
Average economic occupied pallets	4,245	n/a	3,994	6.3%	n/a
Average physical occupied pallets	3,912	n/a	3,648	7.2%	n/a
Average physical pallet positions	5,437	n/a	5,250	3.5%	n/a
Economic occupancy percentage	78.1%	n/a	76.1%	201 bps	n/a
Physical occupancy percentage	72.0%	n/a	69.5%	248 bps	n/a
Total rent and storage revenue per economic occupied pallet	$172.51	$175.73	$160.93	7.2%	9.2%
Total rent and storage revenue per physical occupied pallet	$187.22	$190.72	$176.21	6.2%	8.2%
Global Warehouse services metrics:
Throughput pallets	30,124	n/a	29,591	1.8%	n/a
Total warehouse services revenue per throughput pallet	$32.26	$32.95	$30.02	7.5%	9.8%

SAME STORE WAREHOUSE
Number of same store warehouses	212		212	n/a	n/a
Global Warehouse same store revenue:
Rent and storage	$638,320	$649,070	$587,474	8.7%	10.5%
Warehouse services	868,332	886,843	835,748	3.9%	6.1%
Total same store revenue	$1,506,652	$1,535,913	$1,423,222	5.9%	7.9%
Global Warehouse same store contribution (NOI)	$438,118	$444,320	$425,471	3.0%	4.4%
Global Warehouse same store margin	29.1%	28.9%	29.9%	-82 bps	-97 bps

Global Warehouse same store rent and storage metrics:
Average economic occupied pallets	3,821	n/a	3,694	3.4%	n/a
Average physical occupied pallets	3,522	n/a	3,373	4.4%	n/a
Average physical pallet positions	4,853	n/a	4,844	0.2%	n/a
Economic occupancy percentage	78.7%	n/a	76.2%	249 bps	n/a
Physical occupancy percentage	72.6%	n/a	69.6%	296 bps	n/a
Same store rent and storage revenue per economic occupied pallet	$167.06	$169.87	$159.05	5.0%	6.8%
Same store rent and storage revenue per physical occupied pallet	$181.22	$184.27	$174.16	4.0%	5.8%
Global Warehouse same store services metrics:
Throughput pallets	26,999	n/a	27,304	(1.1)%	n/a
Same store warehouse services revenue per throughput pallet	$32.16	$32.85	$30.61	5.1%	7.3%

Financial Supplement	Third Quarter 2022

	Nine Months Ended September 30,			Change
Dollars and units in thousands, except per pallet data	2022 Actual	2022 Constant Currency(1)	2021 Actual	Actual	Constant Currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses(3)	28		27	n/a	n/a
Global Warehouse non-same store revenue:
Rent and storage	$94,036	$96,963	$55,313	n/r	n/r
Warehouse services	103,593	105,868	52,697	n/r	n/r
Total non-same store revenue	$197,629	$202,831	$108,010	n/r	n/r
Global Warehouse non-same store contribution (NOI)	$25,787	$27,083	$10,081	n/r	n/r
Global Warehouse non-same store margin	13.0%	13.4%	9.3%	n/r	n/r

Global Warehouse non-same store rent and storage metrics:
Average economic occupied pallets	424	n/a	301	n/r	n/a
Average physical occupied pallets	389	n/a	275	n/r	n/a
Average physical pallet positions	584	n/a	406	n/r	n/a
Economic occupancy percentage	72.7%	n/a	74.0%	n/r	n/a
Physical occupancy percentage	66.7%	n/a	67.6%	n/r	n/a
Non-same store rent and storage revenue per economic occupied pallet	$221.62	$228.52	$184.03	n/r	n/r
Non-same store rent and storage revenue per physical occupied pallet	$241.54	$249.06	$201.39	n/r	n/r
Global Warehouse non-same store services metrics:
Throughput pallets	3,126	n/a	2,287	n/r	n/a
Non-same store warehouse services revenue per throughput pallet	$33.14	$33.87	$23.04	n/r	n/r

(1) The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2) Total warehouse count of 240 includes a facility acquired through the De Bruyn Cold Storage acquisition on July 1, 2022, three warehouses acquired through the Lago acquisition on November 15, 2021 (including one leased facility from the Lago Cold Stores acquisition that was exited upon expiration during the first quarter of 2022 and another leased facility early terminated in the third quarter of 2022), one recently leased warehouse in Australia, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman Stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021 and four warehouses acquired through the Liberty acquisition on March 1, 2021 (including one leased facility that was exited upon expiration during the third quarter of 2022). The results of these acquisitions are reflected in the results above since date of ownership.
(3) Non-same store warehouse count of 28 includes a facility acquired through the De Bruyn Cold Storage acquisition on July 1, 2022, a facility previously leased that we bought during the third quarter of 2022, one recently leased warehouse in Australia, one recently constructed facility in Denver that we purchased in November 2021, one facility previously leased that we bought during the second quarter of 2022, three warehouses acquired through the Lago Cold Stores acquisition on November 15, 2021 (including one leased facility that was exited upon expiration during the first quarter of 2022 and another leased facility early terminated in the third quarter of 2022), one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four remaining warehouses acquired through the Liberty Freezers acquisition on March 1, 2021 (including one leased facility that was exited during the third quarter of 2021), 12 warehouses in expansion or redevelopment and one warehouse which we ceased operations within as it is being prepared for lease to a third-party. The results of the facilities exited are included in the results above, and the results of these acquisitions are reflected in the results above since date of ownership.
(n/a = not applicable)

Fixed Commitment Rent and Storage Revenue
As of September 30, 2022, $396.4 million of the Company’s annualized rent and storage revenue were derived from customers with fixed commitment storage contracts. This compares to $379.3 million at the end of the second quarter of 2022 and $345.8 million at the end of the third quarter of 2021. We continue to make progress on commercializing business under this type of arrangement. On a combined pro forma basis, assuming a full twelve months of acquisitions revenue, 40.9% of rent and storage revenue was generated from fixed commitment storage contracts.

Financial Supplement	Third Quarter 2022
Economic and Physical Occupancy
Contracts that contain fixed commitments are designed to ensure the Company’s customers have space available when needed. For the third quarter of 2022, economic occupancy for the total warehouse segment was 80.1% and warehouse segment same store pool was 80.7%, representing a 577 basis point and 549 basis point increase above physical occupancy, respectively. Economic occupancy for the total warehouse segment increased 419 basis points, and the warehouse segment same store pool increased 437 basis points as compared to the third quarter of 2021. The growth in occupancy reflects our customers’ increased food production levels driven by improvement in the labor market.

Real Estate Portfolio
As of September 30, 2022, the Company’s portfolio consists of 249 facilities. The Company ended the third quarter of 2022 with 240 facilities in its Global Warehouse segment portfolio and nine facilities in its Third-party managed segment. The same store population consists of 212 facilities for the quarter ended September 30, 2022. The remaining 28 non-same store population includes the 12 facilities that were acquired in connection with the Bowman Stores, Brighton, ColdCo, De Bruyn Cold Storage, KMT Brrr!, Lago Cold Stores, Liberty Freezers and Newark acquisitions, a temporarily leased facility in Australia, 12 facilities in expansion or redevelopment, two facilities we previously leased and purchased during 2022 and a facility in which we ceased operations during the first quarter of 2022, in order to prepare for leasing to a third-party.

Balance Sheet Activity and Liquidity
As of September 30, 2022, the Company had total liquidity of approximately $700.1 million, including cash and capacity on its revolving credit facility. Total debt outstanding was $3.2 billion (inclusive of $256.7 million of financing leases/sale lease-backs and exclusive of unamortized deferred financing fees), of which 84% was in an unsecured structure. At quarter end, net debt to pro forma Core EBITDA was approximately 6.5x. The Company’s total debt outstanding includes $3.0 billion of real estate debt, which excludes sale-leaseback and capitalized lease obligations. The Company’s real estate debt has a remaining weighted average term of 5.6 years and carries a weighted average contractual interest rate of 3.73%. As of September 30, 2022, 80% of the Company’s total debt outstanding was at a fixed rate. Subsequent to quarter end, the Company drew upon its Delayed Draw Term Loan and use the proceeds to repay its 2013 CMBS on November 1, 2022. As a result, the Company has no material debt maturities until 2026, inclusive of extension options.

Dividend
On September 1, 2022, the Company’s Board of Directors declared a dividend of $0.22 per share for the third quarter of 2022, which was paid on October 14, 2022 to common stockholders of record as of September 30, 2022.

2022 Outlook
The Company revised its 2022 annual AFFO per share guidance to be within the range of $1.08 - $1.12. Refer to page 43 of this Financial Supplement for the details of our annual guidance. The Company’s guidance is provided for informational purposes based on current plans and assumptions and is subject to change. The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

Financial Supplement	Third Quarter 2022
Investor Webcast and Conference Call
The Company will hold a webcast and conference call on Thursday, November 3, 2022 at 5:00 p.m. Eastern Time to discuss its third quarter 2022 results. A live webcast of the call will be available via the Investors section of Americold Realty Trust’s website at www.americold.com. To listen to the live webcast, please go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.
The conference call can also be accessed by dialing 1-877-407-3982 or 1-201-493-6780. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID# 13730919. The telephone replay will be available starting shortly after the call until November 17, 2022.
The Company’s supplemental package will be available prior to the conference call in the Investors section of the Company’s website at http://ir.americold.com.

About the Company
Americold is the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses. Based in Atlanta, Georgia, Americold owns and operates 249 temperature-controlled warehouses, with approximately 1.5 billion refrigerated cubic feet of storage, in North America, Europe, Asia-Pacific, and South America. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including FFO, core FFO, AFFO, EBITDAre, Core EBITDA; same store segment revenue and contribution (NOI); real estate debt and maintenance capital expenditures. Definitions of these non-GAAP metrics are included beginning on page 44, and reconciliations of these non-GAAP measures to their most comparable GAAP metrics are included herein. Each of the non-GAAP measures included in this report has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this report may not be comparable to similarly titled measures disclosed by other companies, including other REITs.

Forward-Looking Statements
This document contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: the impact of supply chain disruptions, including, among others, the impact on labor availability, raw material availability, manufacturing and food production; construction materials and transportation; uncertainties and risks related to public health crises, including the ongoing COVID-19 pandemic; adverse economic or real estate developments in our geographic markets or the temperature-controlled warehouse industry; rising interest rates and inflation in operating costs, including as a result of the COVID-19 pandemic; general economic conditions; labor

Financial Supplement	Third Quarter 2022
and power costs; labor shortages; risks associated with the ownership of real estate generally and temperature-controlled warehouses in particular; acquisition risks, including the failure to identify or complete attractive acquisitions or the failure of acquisitions to perform in accordance with projections and to realize anticipated cost savings and revenue improvements; our failure to realize the intended benefits from our recent acquisitions, and including synergies, or disruptions to our plans and operations or unknown or contingent liabilities related to our recent acquisitions; risks related to expansions of existing properties and developments of new properties, including failure to meet targeted completion dates and budgeted or stabilized returns within expected time frames, or at all, in respect thereof; risks related to our joint ventures; a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks or processes could cause business disruptions or loss of confidential information; risks related to privacy and data security concerns, and data collection and transfer restrictions and related foreign regulations; defaults or non-renewals of significant customer contracts, including as a result of the ongoing COVID-19 pandemic; uncertainty of revenues, given the nature of our customer contracts; our failure to obtain necessary outside financing; risks related to, or restrictions contained in, our debt financings; decreased storage rates or increased vacancy rates; risks related to current and potential international operations and properties; difficulties in expanding our operations into new markets, including international markets; risks related to the partial ownership of properties, including as a result of our lack of control over such investments and the failure of such entities to perform in accordance with projections; our failure to maintain our status as a REIT; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently or previously owned by us; financial market fluctuations; actions by our competitors and their increasing ability to compete with us; changes in applicable governmental regulations and tax legislation, including in the international markets; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine; additional risks with respect to the addition of European operations and properties; changes in real estate and zoning laws and increases in real property tax rates; our relationship with our associates, including the occurrence of any work stoppages or any disputes under our collective bargaining agreements and employment related litigation; liabilities as a result of our participation in multi-employer pension plans; uninsured losses or losses in excess of our insurance coverage; the potential liabilities, costs and regulatory impacts associated with our in-house trucking services and the potential disruptions associated with our use of third-party trucking service providers to provide transportation services to our customers; the cost and time requirements as a result of our operation as a publicly traded REIT; changes in foreign currency exchange rates; the impact of anti-takeover provisions in our constituent documents and under Maryland law, which could make an acquisition of us more difficult, limit attempts by our stockholders to replace our directors and affect the price of our common stock, $0.01 par value per share, of our common stock; and the potential dilutive effect of our common stock offerings.
Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements included in this document include, among others, statements about our expected acquisition and expected expansion and development pipeline and our targeted return on invested capital on expansion and development opportunities. We qualify any forward-looking statements entirely by these cautionary factors. Other risks, uncertainties and factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, could cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise

Financial Supplement	Third Quarter 2022
these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
Contacts:
Americold Realty Trust, Inc.
Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com

Financial Supplement	Third Quarter 2022

Selected Quarterly Financial Data

In thousands, except per share amounts	As of
Capitalization:	Q3 22	Q2 22	Q1 22	Q4 21	Q3 21
Fully diluted common stock outstanding at quarter end(1)	271,748	271,736	271,801	271,044	269,073
Common stock share price at quarter end	$24.60	$30.04	$27.88	$32.79	$29.05
Market value of common equity	$6,685,001	$8,162,949	$7,577,812	$8,887,533	$7,816,571

Gross debt (2)	$3,230,012	$3,223,017	$3,215,627	$3,130,620	$2,998,817
Less: cash and cash equivalents	45,693	74,616	50,965	82,958	152,770
Net debt	$3,184,319	$3,148,401	$3,164,662	$3,047,662	$2,846,047

Total enterprise value	$9,869,320	$11,311,350	$10,742,474	$11,935,195	$10,662,618
Net debt / total enterprise value	32.3%	27.8%	29.5%	25.5%	26.7%
Net debt to pro forma Core EBITDA(2)	6.49x	6.60x	6.55x	6.10x	5.49x

	Three Months Ended
Selected Operational Data:	Q3 22	Q2 22	Q1 22	Q4 21	Q3 21
Warehouse segment revenue	$598,977	$564,379	$540,925	$554,155	$542,047
Total revenue	757,780	729,756	705,695	716,480	708,808
Operating income	23,170	23,665	7,991	4,195	31,535
Net (loss) income	(8,937)	3,953	(17,445)	(7,982)	5,308
Total warehouse segment contribution (NOI) (3)	166,662	150,985	146,258	150,884	144,992
Total segment contribution (NOI) (3)	181,158	168,291	158,288	161,394	155,794

Selected Other Data:
Core EBITDA (4)	$131,857	$120,192	$110,895	$123,722	$114,661
Core funds from operations (1)	67,091	65,396	46,329	70,155	61,476
Adjusted funds from operations (1)	79,333	73,875	68,854	82,236	69,595

Earnings Measurements:
Net (loss) income per share - basic	$(0.03)	$0.01	$(0.06)	$(0.03)	$0.02
Net (loss) income per share - diluted	$(0.03)	$0.01	$(0.06)	$(0.03)	$0.02
Core FFO per diluted share (4)	$0.25	$0.24	$0.17	$0.26	$0.23
AFFO per diluted share (4)	$0.29	$0.27	$0.26	$0.31	$0.27
Dividend distributions declared per common share (5)	$0.22	$0.22	$0.22	$0.22	$0.22
Diluted AFFO payout ratio (6)	75.9%	81.5%	84.6%	71.0%	81.5%

Portfolio Statistics:
Total global warehouses	249	249	249	250	248
Average economic occupancy	80.1%	77.4%	76.8%	77.8%	75.9%
Average physical occupancy	74.3%	71.5%	70.0%	71.4%	69.3%
Total global same-store warehouses	212	213	215	160	162

Financial Supplement	Third Quarter 2022

(1) Assumes the exercise of all outstanding stock options using the treasury stock method, conversion of all outstanding restricted stock and OP units, and incorporates forward contracts using the treasury stock method

	As of
(2) Net Debt to Core EBITDA Computation	09/30/2022	12/31/2021
Total debt	$3,217,987	$3,119,570
Deferred financing costs	12,025	11,050
Gross debt	$3,230,012	$3,130,620
Adjustments:
Less: cash, cash equivalents and restricted cash	45,693	82,958
Net debt	$3,184,319	$3,047,662
Core EBITDA - last twelve months	$486,667	$474,511
Core EBITDA from acquisitions (a)	4,291	25,190
Pro forma Core EBITDA - last twelve months	$490,958	$499,701
Net debt to pro forma Core EBITDA	6.49x	6.10x
(a) As of September 30, 2022, amount includes 1.5 months of Core EBITDA from the Lago Cold Stores acquisition and nine months of Core EBITDA from the De Bruyn Cold Storage prior to Americold’s ownership of the respective acquired entities. Additionally, this amount includes the add-back of facility lease expense for sites that it previously incurred operating lease expense for but was subsequently purchased, including the following sites: seven months for Gdynia prior to site purchase, 10 months for the New Zealand facility prior to site purchase, as well as two months for Denver prior to site purchase.

(3) Reconciliation of segment contribution (NOI)
	Three Months Ended
	Q3 22	Q2 22	Q1 22	Q4 21	Q3 21
Warehouse segment contribution (NOI)	$166,662	$150,985	$146,258	$150,884	$144,992
Third-party managed segment contribution (NOI)	3,660	3,721	3,501	3,338	4,551
Transportation segment contribution (NOI)	10,836	13,585	8,529	7,172	6,251
Total segment contribution (NOI)	$181,158	$168,291	$158,288	$161,394	$155,794
Depreciation and amortization	(83,669)	(82,690)	(82,620)	(87,601)	(70,569)
Selling, general and administrative	(57,119)	(56,273)	(57,602)	(49,004)	(45,545)
Acquisition, litigation and other, net	(4,874)	(5,663)	(10,075)	(20,567)	(6,338)
Loss from sale of real estate	(5,710)	—	—	—	—
Impairment of indefinite and long-lived assets	(6,616)	—	—	—	(1,784)
U.S. GAAP operating income	$23,170	$23,665	$7,991	$4,222	$31,558

(4) See “Reconciliation of Net Income (Loss) to NAREIT FFO, Core FFO, and AFFO” and “Reconciliation of Net Income (Loss) to EBITDA, EBITDAre, and Core EBITDA” pages 20-22

(5) Distributions per common share	Three Months Ended
	Q3 22	Q2 22	Q1 22	Q4 21	Q3 21
Distributions declared on common stock during the quarter	$59,763	$59,759	$59,760	$59,440	$59,026
Common stock outstanding at quarter end	269,396	275,045	268,672	268,283	266,769
Distributions declared per common share	$0.22	$0.22	$0.22	$0.22	$0.22

(6) Calculated as distributions declared on common stock divided by AFFO per weighted average diluted share

Financial Supplement	Third Quarter 2022

Financial Information

Americold Realty Trust, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except shares and per share amounts)
	September 30,	December 31,
	2022	2021
Assets
Property, buildings and equipment:
Land	$770,775	$807,495
Buildings and improvements	4,159,993	4,152,763
Machinery and equipment	1,368,207	1,352,399
Assets under construction	520,702	450,153
	6,819,677	6,762,810
Accumulated depreciation	(1,825,107)	(1,634,909)
Property, buildings and equipment – net	4,994,570	5,127,901

Operating lease right-of-use assets	356,260	377,536
Accumulated depreciation – operating leases	(72,632)	(57,483)
Operating leases – net	283,628	320,053

Financing leases:
Buildings and improvements	13,556	13,552
Machinery and equipment	130,530	146,341
	144,086	159,893
Accumulated depreciation – financing leases	(56,409)	(58,165)
Financing leases – net	87,677	101,728
Cash, cash equivalents and restricted cash	45,693	82,958
Accounts receivable – net of allowance of $12,423 and $18,755 at September 30, 2022 and December 31, 2021, respectively	441,739	380,014
Identifiable intangible assets – net	919,052	980,966
Goodwill	1,009,330	1,072,980
Investments in partially owned entities	70,130	37,458
Other assets	150,085	112,139
Total assets	$8,001,904	$8,216,197
Liabilities and equity
Liabilities:
Borrowings under revolving line of credit	$468,286	$399,314
Accounts payable and accrued expenses	516,728	559,412
Mortgage notes, senior unsecured notes and term loans – net of deferred financing costs of $12,025 and $11,050 in the aggregate, at September 30, 2022 and December 31, 2021, respectively	2,493,004	2,443,806
Sale-leaseback financing obligations	173,344	178,817
Financing lease obligations	83,353	97,633
Operating lease obligations	271,433	301,765
Unearned revenue	34,205	26,143
Pension and postretirement benefits	2,624	2,843
Deferred tax liability – net	128,404	169,209
Multiemployer pension plan withdrawal liability	7,932	8,179
Total liabilities	4,179,313	4,187,121
Equity
Stockholders’ equity:
Common stock, $0.01 par value – 500,000,000 authorized shares; 269,395,574 and 268,282,592 issued and outstanding at September 30, 2022 and December 31, 2021, respectively	2,694	2,683
Paid-in capital	5,189,215	5,171,690
Accumulated deficit and distributions in excess of net earnings	(1,359,106)	(1,157,888)
Accumulated other comprehensive (loss) income	(23,194)	4,522
Total stockholders’ equity	3,809,609	4,021,007
Noncontrolling interests:
Noncontrolling interests in operating partnership	12,982	8,069
Total equity	3,822,591	4,029,076

Total liabilities and equity	$8,001,904	$8,216,197

Financial Supplement	Third Quarter 2022

Americold Realty Trust, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share amounts)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Rent, storage and warehouse services	$598,977	$542,047	$1,704,281	$1,531,232
Third-party managed services	82,436	87,782	251,782	233,027
Transportation services	76,367	78,979	237,168	234,051
Total revenues	757,780	708,808	2,193,231	1,998,310
Operating expenses:
Rent, storage and warehouse services cost of operations	432,315	397,055	1,240,376	1,095,680
Third-party managed services cost of operations	78,776	83,231	240,900	222,401
Transportation services cost of operations	65,531	72,728	204,218	211,847
Depreciation and amortization	83,669	70,569	248,979	232,239
Selling, general and administrative	57,119	45,545	170,994	133,072
Acquisition, litigation and other, net	4,874	6,338	20,612	31,011
Impairment of indefinite and long-lived assets	6,616	1,784	6,616	3,312
Loss from sale of real estate	5,710	—	5,710	—
Total operating expenses	734,610	677,250	2,138,405	1,929,562

Operating income	23,170	31,558	54,826	68,748

Other (expense) income:
Interest expense	(30,402)	(25,303)	(82,720)	(77,838)
Loss on debt extinguishment, modifications and termination of derivative instruments	(1,040)	(627)	(2,284)	(5,051)
Other, net	(2,593)	(57)	(1,197)	1,021
Loss from investments in partially owned entities	(1,440)	(489)	(7,199)	(1,250)
(Loss) income before income taxes	(12,305)	5,082	(38,574)	(14,370)
Income tax benefit (expense)
Current	(1,006)	(3,336)	(3,004)	(6,953)
Deferred	4,374	3,562	19,149	(1,004)
Total income tax benefit (expense)	3,368	226	16,145	(7,957)

Net (loss) income	$(8,937)	$5,308	$(22,429)	$(22,327)
Net (loss) income attributable to noncontrolling interests	(25)	14	(45)	163
Net (loss) income attributable to Americold Realty Trust	$(8,912)	$5,294	$(22,384)	$(22,490)

Weighted average common stock outstanding – basic	269,586	261,865	269,467	256,129
Weighted average common stock outstanding – diluted	269,586	262,550	269,467	256,129

Net (loss) income per common stock of beneficial interest - basic	$(0.03)	$0.02	$(0.08)	$(0.09)
Net (loss) income per common stock of beneficial interest - diluted	$(0.03)	$0.02	$(0.08)	$(0.09)

Financial Supplement	Third Quarter 2022

Reconciliation of Net Income (Loss) to NAREIT FFO, Core FFO, and AFFO
(In thousands, except per share amounts)
	Three Months Ended					YTD
	Q3 22	Q2 22	Q1 22	Q4 21	Q3 21	2022
Net (loss) income	$(8,937)	$3,953	$(17,445)	$(7,982)	$5,308	$(22,429)
Adjustments:
Real estate related depreciation	53,139	51,738	52,200	54,816	48,217	157,077
Loss on sale of real estate	5,710	—	—	—	—	5,710
Net loss (gain) on asset disposals	893	4	63	65	(1)	960
Impairment charges on real estate assets	3,407	—	—	—	224	3,407
Our share of reconciling items related to partially owned entities	822	1,346	1,033	822	463	3,201
Funds from operations attributable to common shareholders	$55,034	$57,041	$35,851	$47,721	$54,211	$147,926
Adjustments:
Net loss (gain) on sale of non-real estate assets	310	72	(235)	861	(171)	147
Acquisition, litigation and other, net	4,874	5,663	10,075	20,567	6,338	20,612
Goodwill impairment	3,209	—	—	—	—	3,209
Loss on debt extinguishment, modifications and termination of derivative instruments	1,040	628	616	638	627	2,284
Foreign currency exchange loss (gain)	2,488	1,290	(325)	294	349	3,453
Gain on extinguishment of New Market Tax Credit Structure	—	(3,410)	—	—	—	(3,410)
Loss on deconsolidation of subsidiary contributed to LATAM joint venture	—	4,148	—	—	—	4,148
Our share of reconciling items related to partially owned entities	136	(36)	347	74	122	447
Core FFO applicable to common shareholders	$67,091	$65,396	$46,329	$70,155	$61,476	$178,816
Adjustments:
Amortization of deferred financing costs and pension withdrawal liability	1,222	1,160	1,146	1,104	1,088	3,528
Amortization of below/above market leases	540	549	508	843	1,017	1,597
Non-real estate asset impairment	—	—	—	—	1,560	—
Straight-line net rent	133	77	204	(302)	411	414
Deferred income tax benefit	(4,374)	(12,886)	(1,889)	(10,151)	(3,562)	(19,149)
Share-based compensation expense, excluding IPO grants	6,720	7,032	8,349	9,112	4,291	22,101
Non-real estate depreciation and amortization	30,530	30,952	30,420	32,785	22,352	91,902
Maintenance capital expenditures(a)	(22,586)	(20,118)	(16,106)	(20,808)	(18,938)	(58,810)
Our share of reconciling items related to partially owned entities	57	1,713	(107)	(502)	(100)	1,663
Adjusted FFO applicable to common shareholders	$79,333	$73,875	$68,854	$82,236	$69,595	$222,062

Financial Supplement	Third Quarter 2022

Reconciliation of Net Income (Loss) to NAREIT FFO, Core FFO, and AFFO (continued)
(In thousands except per share amounts)
	Three Months Ended					YTD
	Q3 22	Q2 22	Q1 22	Q4 21	Q3 21	2022

NAREIT Funds from operations	$55,034	$57,041	$35,851	$47,721	$54,211	$147,926
Core FFO applicable to common shareholders	$67,091	$65,396	$46,329	$70,155	$61,476	$178,816
Adjusted FFO applicable to common shareholders	$79,333	$73,875	$68,854	$82,236	$69,595	$222,062

Reconciliation of weighted average shares:
Weighted average basic shares for net income calculation	269,586	269,497	269,164	267,499	261,865	269,467
Dilutive stock options, unvested restricted stock units, equity forward contracts	1,105	887	835	680	685	1,086
Weighted average dilutive shares	270,691	270,384	269,999	268,179	262,550	270,553

NAREIT FFO - basic per share	$0.20	$0.21	$0.13	$0.18	$0.21	$0.55
NAREIT FFO - diluted per share	$0.20	$0.21	$0.13	$0.18	$0.21	$0.55

Core FFO - basic per share	$0.25	$0.24	$0.17	$0.26	$0.23	$0.66
Core FFO - diluted per share	$0.25	$0.24	$0.17	$0.26	$0.23	$0.66

Adjusted FFO - basic per share	$0.29	$0.27	$0.26	$0.31	$0.27	$0.82
Adjusted FFO - diluted per share	$0.29	$0.27	$0.26	$0.31	$0.27	$0.82

(a)	Maintenance capital expenditures include capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology.

Financial Supplement	Third Quarter 2022

Reconciliation of Net Income (Loss) to EBITDA, NAREIT EBITDAre, and Core EBITDA
(In thousands)
	Three Months Ended					Trailing Twelve Months Ended
	Q3 22	Q2 22	Q1 22	Q4 21	Q3 21	Q3 22
Net (loss) income	$(8,937)	$3,953	$(17,445)	$(7,982)	$5,308	$(30,411)
Adjustments:
Interest expense	30,402	26,545	25,773	21,339	25,303	104,059
Income tax benefit	(3,368)	(12,069)	(708)	(9,526)	(226)	(25,671)
Depreciation and amortization	83,669	82,690	82,620	87,601	70,569	336,580
EBITDA	$101,766	$101,119	$90,240	$91,432	$100,954	$384,557
Adjustments:
Loss on sale of real estate	5,710	—	—	—	—	5,710
Adjustment to reflect share of EBITDAre of partially owned entities	3,383	6,215	3,198	4,625	1,854	17,421
NAREIT EBITDAre	$110,859	$107,334	$93,438	$96,057	$102,808	$407,688
Adjustments:
Acquisition, litigation and other, net	4,874	5,663	10,075	20,567	6,338	41,179
Loss from investments in partially owned entities	1,440	3,647	2,112	753	490	7,952
Impairment of indefinite and long-lived assets	6,616	—	—	—	1,784	6,616
Foreign currency exchange loss (gain)	2,488	1,290	(325)	294	349	3,747
Share-based compensation expense	6,720	7,032	8,349	9,112	4,291	31,213
Loss on debt extinguishment, modifications and termination of derivative instruments	1,040	628	616	638	627	2,922
Loss (gain) on real estate and other asset disposals	1,203	76	(172)	926	(172)	2,033
Gain on extinguishment of New Market Tax Credit Structure	—	(3,410)	—	—	—	(3,410)
Loss on deconsolidation of subsidiary contributed to LATAM joint venture	—	4,148	—	—	—	4,148
Reduction in EBITDAre from partially owned entities	(3,383)	(6,215)	(3,198)	(4,625)	(1,854)	(17,421)
Core EBITDA	$131,857	$120,193	$110,895	$123,722	$114,661	$486,667

Financial Supplement	Third Quarter 2022

Acquisition, Litigation and Other, net
Dollars in thousands

This caption represents certain corporate costs that are highly variable from period to period and will be further detailed in our Quarterly Report on Form 10-Q.

	Three Months Ended September 30,		Nine Months Ended September 30,
Acquisition, litigation and other, net	2022	2021	2022	2021
Acquisition and integration related costs	$5,808	$6,301	$15,879	$22,851
Litigation (gain) loss	(2,200)	825	179	942
Severance costs	1,586	149	5,060	2,850
Terminated site operations costs	(328)	6	439	78
Cyber incident related costs, net of insurance recoveries	8	(943)	(785)	3,539
Other, net	—	—	(160)	751
Total acquisition, litigation and other, net	$4,874	$6,338	$20,612	$31,011

Financial Supplement	Third Quarter 2022

Debt Detail and Maturities
(In thousands)
	As of September 30, 2022
Indebtedness:	Carrying Value	Contractual Interest Rate(1)	Effective Interest Rate(2)	Stated Maturity Date(3)

Unsecured Debt(4)
Senior Unsecured Revolving Credit Facility - C$50.0M(5)	$36,155	CDOR+0.85%	5.05%	8/2026
Senior Unsecured Revolving Credit Facility - £68.5M(5)	76,515	SONIA+0.85%	3.58%	8/2026
Senior Unsecured Revolving Credit Facility - USD(5)	233,000	SOFR+0.85	4.51%	8/2026
Senior Unsecured Revolving Credit Facility - A$133.5M(5)	85,440	BBSW+0.85%	3.89%	8/2026
Senior Unsecured Revolving Credit Facility - €30.5M(5)	29,896	EURIBOR+0.85%	2.06%	8/2026
Senior Unsecured Revolving Credit Facility - NZ$13.0M(5)	7,280	BKBM+0.85%	4.77%	8/2026
Senior Unsecured Term Loan A Facility Tranche A-1 - USD(6)	200,000	SOFR+0.95%	4.99%	8/2025
Senior Unsecured Term Loan A Facility Tranche A-1 - USD(7)	175,000	SOFR+0.95%	4.40%	8/2025
Senior Unsecured Term Loan A Facility Tranche A-2 - C$250.0M	180,775	CDOR+0.95%	4.73%	1/2028
Series A notes - USD	200,000	4.68%	4.77%	1/2026
Series B notes - USD	400,000	4.86%	4.92%	1/2029
Series C notes - USD	350,000	4.10%	4.15%	1/2030
Series D notes - €400.0M	392,080	1.62%	1.68%	1/2031
Series E notes - €350.0M	343,070	1.65%	1.71%	1/2033
Total Unsecured Debt	2,709,211	3.54%	3.76%	6.0 years

2013 Mortgage Loans (15 cross-collateralized warehouses)
Senior Note	162,104	3.81%	4.14%	5/2023
Mezzanine A	70,000	7.38%	7.55%	5/2023
Mezzanine B	32,000	11.50%	11.75%	5/2023
Total 2013 Mortgage Loans	264,104	5.69%	5.97%	0.6 years

Total Real Estate Debt	$2,973,315	3.73%	3.95%	5.6 years

Sale-leaseback financing obligations	173,344	10.99%
Financing lease obligations	83,353	3.30%
Total Debt Outstanding	$3,230,012	4.11%

Less: unamortized deferred financing costs	(12,025)
Total Book Value of Debt	$3,217,987

Rate Type		% of Total
Fixed	$2,586,726	80%
Variable-unhedged	643,286	20%
Total Debt Outstanding	$3,230,012	100%

Debt Type		% of Total
Unsecured	$2,709,211	84%
Secured	520,801	16%
Total Debt Outstanding	$3,230,012	100%
(1)S = one-month Adjusted SOFR; C = one-month CDOR; E = Euro Interbank Offered Rate (EURIBOR), SONIA = Adjusted Sterling Overnight Interbank Average Rate, BBSW = Bank Bill Swap Rate, BKBM = Bank Bill Reference Rate. SOFR includes an adjustment of 0.10%, in addition to the margin. SONIA includes an adjustment of 0.03% in addition to our margin.
(2)The effective interest rates presented include the amortization of loan costs and are based on the hedged rate for the $200.0 million TLA Tranche A-1 and C$250.0 million TLA Tranche A-2. Subtotals of stated effective interest rates represent weighted average interest rates.
(3)Subtotals of stated maturity dates represent remaining weighted average life of the debt and assuming the exercise of extension options on the TLA Tranche A-1 and Revolving Credit Facility.
(4)Borrowing currency and value presented in caption unless USD denominated.
(5)Revolver maturity assumes two six-month extension options. The borrowing capacity as of September 30, 2022 is $1.15 billion less $21.6 million of outstanding letters of credit. The effective interest rate shown represents deferred financing fees allocated over the $1.15 billion committed.
(6)Represents the hedged portion of our TLA Tranche A-1.
(7)Represents the unhedged portion of our TLA Tranche A-1.

Financial Supplement	Third Quarter 2022

Operations Overview

Revenue and Contribution (NOI) by Segment
(in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Segment revenues:
Warehouse	$598,977	$542,047	$1,704,281	$1,531,232
Third-party managed	82,436	87,782	251,782	233,027
Transportation	76,367	78,979	237,168	234,051
Total revenues	757,780	708,808	2,193,231	1,998,310

Segment contribution (NOI):
Warehouse	166,662	144,992	463,905	435,552
Third-party managed	3,660	4,551	10,882	10,626
Transportation	10,836	6,251	32,950	22,204
Total segment contribution (NOI)	181,158	155,794	507,737	468,382

Reconciling items:
Depreciation and amortization	(83,669)	(70,569)	(248,979)	(232,239)
Selling, general and administrative	(57,119)	(45,545)	(170,994)	(133,072)
Acquisition, litigation and other, net	(4,874)	(6,338)	(20,612)	(31,011)
Impairment of indefinite and long-lived assets	(6,616)	(1,784)	(6,616)	(3,312)
Loss from sale of real estate	(5,710)	—	(5,710)	—
Interest expense	(30,402)	(25,303)	(82,720)	(77,838)
Loss on debt extinguishment, modifications and termination of derivative instruments	(1,040)	(627)	(2,284)	(5,051)
Other, net	(2,593)	(57)	(1,197)	1,021
Loss from investments in partially owned entities	(1,440)	(489)	(7,199)	(1,250)
(Loss) income before income taxes	$(12,305)	$5,082	$(38,574)	$(14,370)
We view and manage our business through three primary business segments—warehouse, third-party managed and transportation. Our core business is our warehouse segment, where we provide temperature-controlled warehouse storage and related handling and other warehouse services. In our warehouse segment, we collect rent and storage fees from customers to store their frozen and perishable food and other products within our real estate portfolio. We also provide our customers with handling and other warehouse services related to the products stored in our buildings that are designed to optimize their movement through the cold chain, such as the placement of food products for storage and preservation, the retrieval of products from storage upon customer request, blast freezing, case-picking, kitting and repackaging and other recurring handling services.
Under our third-party managed segment, we manage warehouses on behalf of third parties and provide warehouse management services to several leading food retailers and manufacturers in customer-owned facilities, including some of our largest and longest-standing customers. We believe using our third-party management services allows our customers to increase efficiency, reduce costs, reduce supply-chain risks and focus on their core businesses. We also believe that providing third-party management services to many of our key customers underscores our ability to offer a complete and integrated suite of services across the cold chain.
In our transportation segment, we broker and manage transportation of frozen and perishable food and other products for our customers. Our transportation services include consolidation services (i.e., consolidating a customer’s products with those of other customers for more efficient shipment), freight under management services (i.e., arranging for and overseeing transportation of customer inventory) and dedicated transportation services, each designed to improve efficiency and reduce transportation and logistics costs to our customers. We provide these transportation services at cost plus a service fee or, in the case of our consolidation services, we charge a fixed fee.

Financial Supplement	Third Quarter 2022

Global Warehouse Economic and Physical Occupancy Trend

90%
85%
80%
75%
70%
65%
60%
55%
50%
45%
40%
35%
30%
25%
20%
15%
10%
5%
—%
2019
2020
2021
2022
2019
2020
2021
2022
2019
2020
2021
2022
2019
2020
2021
2022
2019
2020
2021
2022

FY	Q1	Q2	Q3	Q4

Note: Dotted lines represent incremental economic occupancy percentage.

We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
Historically, providers of temperature-controlled warehouse space have offered storage services to customers on an as-utilized, on-demand basis. We have entered into fixed storage commitments with certain customers which give us, among other things, additional clarity around the expected occupancy of our warehouses. As of September 30, 2022, we had entered into contracts featuring fixed storage commitments or leases with 175 of our customers in our warehouse segment. Customers with fixed storage provisions commit to occupy a certain number of pallets at a designated storage rate for the applicable portion of their contractual term, whether the customer elects to physically store goods in a warehouse or not. As a result, certain pallets in our warehouses may generate storage revenue pursuant to fixed storage commitments despite not being physically occupied. We refer to economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period. To the extent that a customer with a fixed storage provision elects not to utilize all of its committed pallets in a particular warehouse, we have the flexibility to deploy those pallets to facilitate shorter-term customers that desire space on an as-utilized, on demand basis.

Financial Supplement	Third Quarter 2022
Global Warehouse Portfolio

Country / Region	# of warehouses	Cubic feet (in millions)	% of total cubic feet	Pallet positions (in thousands)	Average economic occupancy (1)	Average physical occupancy (1)	Revenues (2) (in millions)	Segment contribution (NOI) (2)(3) (in millions)	Total customers (4)
Warehouse Segment Portfolio (5)
United States
East	50	345.6	24%	1,148	80%	71%	$435.6	$115.6	1,298
Southeast	49	295.6	21%	956	78%	72%	311.7	63.3	830
Central	43	271.0	19%	1,107	79%	72%	321.4	108.7	868
West	46	278.2	19%	1,187	70%	65%	279.3	92.1	717
Canada	6	33.7	2%	129	80%	80%	34.6	13.6	104
North America Total	194	1,224.1	85%	4,528	77%	70%	$1,382.6	$393.3	2,830
Netherlands	7	36.7	3%	121	77%	77%	55.1	7.9	445
United Kingdom	6	40.1	3%	260	85%	85%	37.0	9.8	156
Spain	4	15.2	1%	64	79%	79%	16.1	2.1	288
Portugal	4	11.5	1%	57	87%	87%	12.2	2.7	192
Ireland	3	9.5	1%	35	96%	96%	10.0	2.4	164
Austria	1	4.2	—%	44	84%	84%	17.5	4.8	164
Poland	2	3.5	—%	14	94%	94%	3.8	0.6	64
Europe Total	27	120.7	8%	593	84%	84%	$151.7	$30.3	1,377
Australia	10	57.9	4%	193	87%	75%	131.0	27.5	138
New Zealand	7	20.4	1%	87	90%	82%	27.1	9.4	68
Asia-Pacific Total	17	78.3	5%	280	88%	77%	$158.1	$36.9	202
Argentina	2	9.7	1%	23	74%	74%	8.0	1.8	53
Chile(6)	—	—	—%	13	105%	105%	3.9	1.8	—
South America Total	2	9.7	1%	35	85%	85%	$11.9	$3.6	53
Warehouse Segment Total / Average	240	1,432.8	100%	5,437	85%	82%	$1,704.3	$464.1	4,442
Third-Party Managed Portfolio
United States	7	38.5	88%	—	—	—	$233.7	$7.2	4
Canada	1	5.3	12%	—	—	—	2.4	0.7	1
North America Total / Average	8	43.8	100%	—	—	—	$236.1	$7.9	5
Asia-Pacific	1	—	—%	—	—	—	15.6	3.0	1
Third-Party Managed Total / Average	9	43.8	100%	—	—	—	$251.7	$10.9	6
Portfolio Total / Average	249	1,476.6	100%	5,437	78%	72%	$1,956.0	$475.0	4,442
(1)Refer to the preceding section Global Warehouse Economic and Physical Occupancy Trend for our definitions of economic occupancy and physical occupancy.
(2)Nine months ended September 30, 2022.
(3)We use the term “segment contribution (NOI)” to mean a segment’s revenues less its cost of operations (excluding any depreciation and amortization, impairment charges, corporate-level selling, general and administrative expenses and corporate-level acquisition, litigation and other, net). The applicable segment contribution (NOI) from our owned and leased warehouses and our third-party managed warehouses is included in our warehouse segment contribution (NOI) and third-party managed segment contribution (NOI), respectively.
(4)We serve some of our customers in multiple geographic regions and in multiple facilities within geographic regions. As a result, the total number of customers that we serve is less than the total number of customers reflected in the table above that we serve in each geographic region.
(5)As of September 30, 2022, we owned 155 of our North American warehouses and 39 of our international warehouses, and we leased 39 of our North American warehouses and seven of our international warehouses. As of September 30, 2022, fourteen of our owned facilities were located on land that we lease pursuant to long-term ground leases.
(6)On June 1, 2022, we contributed our Chilean operations to the LATAM JV, and have a 15% ownership stake in the JV. The information reflects the period of time we owned the facility during 2022, prior to contributing it to the LATAM JV.

Financial Supplement	Third Quarter 2022

Warehouse Segment Cubic Feet by Warehouse Type
(At September 30, 2022)

Facility Leased: 2%
Public Warehouse: 29%
Distribution: 45%
Production Advantaged: 24%

Warehouse Segment Revenue by Commodity Type
(Last Twelve Months Ended September 30, 2022)

Fresh Produce: 4%
Pork: 5%
Frozen Produce: 5%
Potatoes: 7%
Bakery: 4%
Beef: 6%
Dairy: 8%
Distributors (3): 2%
Other: 6%
Seafood: 2%
Beverage: 1%
Poultry: 14%
Retail (1): 19%
Packaged Foods
(2): 17%

Warehouse Segment Revenue by Warehouse Type
(Last Twelve Months Ended September 30, 2022)

Facility Leased: 1%
Public Warehouse: 24%
Distribution: 52%
Production Advantaged: 23%

Warehouse Segment Contribution (NOI) by Warehouse Type (Last Twelve Months Ended September 30, 2022)
Facility Leased: 1%
Public Warehouse: 26%
Distribution: 44%
Production Advantaged: 29%

_______________________________________________
(1)Retail reflects a broad variety of product types from retail customers.
(2)Packaged foods reflects a broad variety of temperature-controlled meals and foodstuffs.
(3)Distributors reflects a broad variety of product types from distributor customers.
____________________
Note: September 30, 2022 LTM Revenue and NOI pro forma 2021 acquisitions.
September 30, 2022 warehouse segment cubic feet includes all 2021 acquisitions.
Totals may not foot due to rounding.

Financial Supplement	Third Quarter 2022

Fixed Commitment and Lease Maturity Schedules

The following table sets forth a summary schedule of the expirations for any defined contracts featuring fixed storage commitments and leases in effect as of September 30, 2022. The information set forth in the table assumes no exercise of extension options under these contracts and leases.

Contract Expiration Year	Number of Contracts	Annualized Committed Rent & Storage Revenue (in thousands)	% of Total Warehouse Rent & Storage Segment Revenue for the nine months ended September 30, 2022	Total Warehouse Segment Revenue Generated by Contracts with Fixed Commitments & Leases for the nine months ended September 30, 2022(1) (in thousands)	Annualized Committed Rent & Storage Revenue at Expiration(2) (in thousands)
Month-to-Month	70	$72,475	7.5%	$202,797	$72,475
2022	29	21,451	2.2%	40,613	21,535
2023	97	109,729	11.3%	248,528	110,890
2024	66	68,028	7.0%	168,588	69,496
2025	23	30,154	3.1%	54,121	32,173
2026	13	32,970	3.4%	65,532	35,139
2027	18	13,724	1.4%	16,841	15,346
2028	2	1,163	0.1%	5,445	1,166
2029 and thereafter	15	46,755	4.8%	198,524	52,945
Total	333	$396,449	40.9%	$1,000,989	$411,165
____________________
Note: September 30, 2022 LTM total revenue and rent and storage revenue pro forma 2021 acquisitions.
(1)Represents monthly fixed storage commitments and lease rental payments under the relevant expiring defined contract and lease as of September 30, 2022, plus the weighted average monthly warehouse services revenues attributable to these contracts and leases for the last twelve months ended September 30, 2022, multiplied by 12.
(2)Represents annualized monthly revenues from fixed storage commitments and lease rental payments under the defined contracts and relevant expiring leases as of September 30, 2022 based upon the monthly revenues attributable thereto in the last month prior to expiration, multiplied by 12.

Financial Supplement	Third Quarter 2022

The following table sets forth a summary schedule of the expirations of our facility leased warehouses and other leases pursuant to which we lease space to third parties in our warehouse portfolio, in each case, in place as of September 30, 2022. These leases had a weighted average remaining term of 46 months as of September 30, 2022.

Lease Expiration Year	No. of Leases Expiring	Annualized Rent(1) (in thousands)	% of Total Warehouse Rent & Storage Segment Revenue for the nine months ended September 30, 2022	Leased Square Footage (in thousands)	% Leased Square Footage	Annualized Rent at Expiration(2) (in thousands)
Month-to-Month	9	$2,020	0.2%	179	5.7%	$2,020
2022	7	565	0.1%	74	2.4%	568
2023	20	8,230	0.8%	758	24.2%	8,271
2024	14	5,677	0.6%	810	25.8%	5,821
2025	11	5,740	0.6%	426	13.6%	6,056
2026	4	3,166	0.3%	304	9.7%	3,426
2027 and thereafter	12	9,628	1.0%	588	18.7%	12,343
Total	77	$35,026	3.6%	3,139	100%	$38,505
____________________
Note: September 30, 2022 LTM rent and storage revenue pro forma 2021 acquisitions.
(1)Represents monthly rental payments under the relevant leases as of September 30, 2022, multiplied by 12.
(2)Represents monthly rental payments under the relevant leases in the calendar year of expiration, multiplied by 12.

Financial Supplement	Third Quarter 2022

Maintenance Capital Expenditures, Repair and Maintenance Expenses and
External Growth, Expansion and Development Capital Expenditures
We utilize a strategic and preventative approach to maintenance capital expenditures and repair and maintenance expenses to maintain the high quality and operational efficiency of our warehouses and ensure that our warehouses meet the “mission-critical” role they serve in the cold chain.
Maintenance Capital Expenditures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(In thousands, except per cubic foot amounts)
Real estate	$18,426	$14,497	$50,115	$45,398
Personal property	1,357	1,231	3,788	4,441
Information technology	2,803	3,210	4,907	5,318
Maintenance capital expenditures(1)	$22,586	$18,938	$58,810	$55,157

Maintenance capital expenditures per cubic foot	$0.015	$0.013	$0.040	$0.038
(1) Excludes $21.3 million and $12.8 million of deferred acquisition maintenance capital expenditures incurred for the nine months ended September 30, 2022 and 2021, respectively.

Repair and Maintenance Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(In thousands, except per cubic foot amounts)
Real estate	$10,323	$6,435	$29,454	$20,760
Personal property	14,264	15,655	42,519	40,731
Repair and maintenance expenses	$24,587	$22,090	$71,973	$61,491

Repair and maintenance expenses per cubic foot	$0.017	$0.015	$0.049	$0.042

External Growth, Expansion and Development Capital Expenditures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(In thousands)
Acquisitions, net of cash acquired and adjustments	$16,040	$400,987	$15,228	$616,316
Asset acquisitions	7,705	—	14,581	—
Expansion and development initiatives(2)	32,300	75,960	144,467	243,072
Information technology	1,637	1,682	3,398	5,255
Growth and expansion capital expenditures	$57,682	$478,629	$177,674	$864,643

(2)We capitalized interest of $3.0 million and $2.7 million for the three months ended September 30, 2022 and 2021, respectively. During the nine months ended September 30, 2022 and 2021, we capitalized interest of $8.8 million and $8.4 million, respectively. During the three months ended September 30, 2022 and 2021, we capitalized amounts relating to insurance, property taxes, and compensation and travel expense of employees direct and incremental to development of properties of approximately $1.3 million and $1.0 million, respectively, and during the nine months ended September 30, 2022 and 2021, we capitalized $4.2 million and $2.5 million, respectively.

Financial Supplement	Third Quarter 2022

Global Warehouse Segment Financial Performance
The following table presents the operating results of our warehouse segment for the three months ended September 30, 2022 and 2021.

	Three Months Ended September 30,			Change
	2022 Actual	2022 Constant Currency(1)	2021 Actual	Actual	Constant Currency
	(Dollars in thousands)
Rent and storage	$260,249	$266,362	$225,234	15.5%	18.3%
Warehouse services	338,728	347,209	316,813	6.9%	9.6%
Total warehouse segment revenue	$598,977	$613,571	$542,047	10.5%	13.2%

Power	48,593	50,736	38,931	24.8%	30.3%
Other facilities costs (2)	58,792	60,129	53,050	10.8%	13.3%
Labor	256,811	262,683	245,516	4.6%	7.0%
Other services costs (3)	68,119	70,186	59,558	14.4%	17.8%
Total warehouse segment cost of operations	$432,315	$443,734	$397,055	8.9%	11.8%
Warehouse segment contribution (NOI)	$166,662	$169,837	$144,992	14.9%	17.1%

Warehouse rent and storage contribution (NOI) (4)	$152,864	$155,497	$133,253	14.7%	16.7%
Warehouse services contribution (NOI) (5)	$13,798	$14,340	$11,739	17.5%	22.2%

Total warehouse segment margin	27.8%	27.7%	26.7%	108 bps	93 bps
Rent and storage margin(6)	58.7%	58.4%	59.2%	-42 bps	-78 bps
Warehouse services margin(7)	4.1%	4.1%	3.7%	37 bps	42 bps
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Includes real estate rent expense of $10.5 million and $11.2 million for the third quarter 2022 and 2021, respectively.
(3)Includes non-real estate rent expense (equipment lease and rentals) of $3.6 million and $2.9 million for the third quarter of 2022 and 2021, respectively.
(4)Calculated as rent and storage revenues less power and other facilities costs.
(5)Calculated as warehouse services revenues less labor and other services costs.
(6)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(7)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Third Quarter 2022

The following table presents the operating results of our warehouse segment for the nine months ended ended September 30, 2022 and 2021.

	Nine Months Ended September 30,			Change
	2022 Actual	2022 Constant Currency(1)	2021 Actual	Actual	Constant Currency
	(Dollars in thousands)
Rent and storage	$732,357	$746,033	$642,787	13.9%	16.1%
Warehouse services	971,924	992,712	888,445	9.4%	11.7%
Total warehouse segment revenues	1,704,281	1,738,745	1,531,232	11.3%	13.6%

Power	117,698	121,542	97,315	20.9%	24.9%
Other facilities costs (2)	173,039	176,245	155,143	11.5%	13.6%
Labor	751,682	766,746	684,475	9.8%	12.0%
Other services costs (3)	197,957	202,808	158,747	24.7%	27.8%
Total warehouse segment cost of operations	$1,240,376	$1,267,341	$1,095,680	13.2%	15.7%

Warehouse segment contribution (NOI)	$463,905	$471,404	$435,552	6.5%	8.2%
Warehouse rent and storage contribution (NOI) (4)	$441,620	$448,246	$390,329	13.1%	14.8%
Warehouse services contribution (NOI) (5)	$22,285	$23,158	$45,223	(50.7)%	(48.8)%

Total warehouse segment margin	27.2%	27.1%	28.4%	-122 bps	-133 bps
Rent and storage margin(6)	60.3%	60.1%	60.7%	-42 bps	-64 bps
Warehouse services margin(7)	2.3%	2.3%	5.1%	-280 bps	-276 bps
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Includes real estate rent expense of $31.8 million and $30.7 million, on an actual basis, for the nine months ended September 30, 2022 and 2021, respectively.
(3)Includes non-real estate rent expense (equipment lease and rentals) of $9.2 million and $8.7 million, on an actual basis, for the nine months ended September 30, 2022 and 2021, respectively.
(4)Calculated as rent and storage revenues less power and other facilities costs.
(5)Calculated as warehouse services revenues less labor and other services costs.
(6)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(7)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Third Quarter 2022

Same-store Financial Performance - The following table presents revenues, cost of operations, NOI and margins for our same stores and non-same stores with a reconciliation to the total financial metrics of our warehouse segment for the three months ended September 30, 2022 and 2021.

	Three Months Ended September 30,			Change
	2022 Actual	2022 Constant Currency(1)	2021 Actual	Actual	Constant Currency
Number of same store warehouses	212		212	n/a	n/a
Same store revenues:	(Dollars in thousands)
Rent and storage	$225,588	$230,422	$201,574	11.9%	14.3%
Warehouse services	304,091	311,587	293,052	3.8%	6.3%
Total same store revenues	$529,679	$542,009	$494,626	7.1%	9.6%
Same store cost of operations:
Power	41,381	42,990	34,366	20.4%	25.1%
Other facilities costs	50,648	51,706	46,795	8.2%	10.5%
Labor	223,261	228,411	222,125	0.5%	2.8%
Other services costs	57,878	59,743	52,274	10.7%	14.3%
Total same store cost of operations	$373,168	$382,850	$355,560	5.0%	7.7%

Same store contribution (NOI)	$156,511	$159,159	$139,066	12.5%	14.4%
Same store rent and storage contribution (NOI)(2)	$133,559	$135,726	$120,413	10.9%	12.7%
Same store services contribution (NOI)(3)	$22,952	$23,433	$18,653	23.0%	25.6%

Total same store margin	29.5%	29.4%	28.1%	143 bps	125 bps
Same store rent and storage margin(4)	59.2%	58.9%	59.7%	-53 bps	-83 bps
Same store services margin(5)	7.5%	7.5%	6.4%	118 bps	116 bps

Number of non-same store warehouses(6)	28		27	n/a	n/a
Non-same store revenues:
Rent and storage	$34,661	$35,940	$23,660	n/r	n/r
Warehouse services	34,637	35,622	23,761	n/r	n/r
Total non-same store revenues	$69,298	$71,562	$47,421	n/r	n/r
Non-same store cost of operations:
Power	7,212	7,746	4,565	n/r	n/r
Other facilities costs	8,144	8,423	6,255	n/r	n/r
Labor	33,550	34,272	23,391	n/r	n/r
Other services costs	10,241	10,443	7,284	n/r	n/r
Total non-same store cost of operations	$59,147	$60,884	$41,495	n/r	n/r

Non-same store contribution (NOI)	$10,151	$10,678	$5,926	n/r	n/r
Non-same store rent and storage contribution (NOI)(2)	$19,305	$19,771	$12,840	n/r	n/r
Non-same store services contribution (NOI)(3)	$(9,154)	$(9,093)	$(6,914)	n/r	n/r

Total warehouse segment revenues	$598,977	$613,571	$542,047	10.5%	13.2%
Total warehouse cost of operations	$432,315	$443,734	$397,055	8.9%	11.8%
Total warehouse segment contribution (NOI)	$166,662	$169,837	$144,992	14.9%	17.1%

(1)	The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis is the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)	Calculated as rent and storage revenues less power and other facilities costs.
(3)	Calculated as warehouse services revenues less labor and other services costs.
(4)	Calculated as same store rent and storage contribution (NOI) divided by same store rent and storage revenues.
(5)	Calculated as same store warehouse services contribution (NOI) divided by same store warehouse services revenues.
(6)
Non-same store warehouse count of 28 includes one facility acquired through the De Bruyn Cold Storage acquisition on July 1, 2022, one recently leased warehouse in Australia, one recently constructed facility in Denver we purchased in November 2021, three facilities acquired through the Lago Cold Stores acquisition on November 15, 2021, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty Freezers acquisition on March 1, 2021, and 12 facilities under development or expansion, one of which was completed during the second quarter of 2022. During the third quarter of 2021, a leased facility from the Liberty Freezers acquisition was exited upon expiration of the lease. During the first quarter of 2022, a leased facility from the Lago Cold Stores acquisition was exited upon expiration of the lease, and we ceased operations within a facility that is being prepared for lease to a third-party. During the second quarter of 2022, we purchased a previously leased facility. During the third quarter of 2022, a leased facility from the Lago Cold Stores acquisition was exited upon expiration of the lease, and we purchased a previously leased facility in New Zealand. The results of the facilities exited are included in the results above, and the results of these acquisitions are reflected in the results above since date of ownership.

Financial Supplement	Third Quarter 2022

The following table presents revenues, cost of operations, NOI and margins for our same stores and non-same stores with a reconciliation to the total financial metrics of our warehouse segment for the nine months ended September 30, 2022 and 2021.

	Nine Months Ended September 30,			Change
	2022 Actual	2022 Constant Currency(1)	2021 Actual	Actual	Constant Currency
Number of same store warehouses	212		212	n/a	n/a
Same store revenues:	(Dollars in thousands)
Rent and storage	$638,320	$649,070	$587,474	8.7%	10.5%
Warehouse services	868,332	886,843	835,748	3.9%	6.1%
Total same store revenues	1,506,652	1,535,913	1,423,222	5.9%	7.9%
Same store cost of operations:
Power	100,338	103,286	87,782	14.3%	17.7%
Other facilities costs	148,538	151,006	138,956	6.9%	8.7%
Labor	653,985	667,375	628,575	4.0%	6.2%
Other services costs	165,673	169,926	142,438	16.3%	19.3%
Total same store cost of operations	$1,068,534	$1,091,593	$997,751	7.1%	9.4%

Same store contribution (NOI)	$438,118	$444,320	$425,471	3.0%	4.4%
Same store rent and storage contribution (NOI)(2)	$389,444	$394,778	$360,736	8.0%	9.4%
Same store services contribution (NOI)(3)	$48,674	$49,542	$64,735	(24.8)%	(23.5)%

Total same store margin	29.1%	28.9%	29.9%	-82 bps	-97 bps
Same store rent and storage margin(4)	61.0%	60.8%	61.4%	-39 bps	-58 bps
Same store services margin(5)	5.6%	5.6%	7.7%	-214 bps	-216 bps

Number of non-same store warehouses(6)	28		27	n/a	n/a
Non-same store revenues:
Rent and storage	$94,036	$96,963	$55,313	n/r	n/r
Warehouse services	103,593	105,868	52,697	n/r	n/r
Total non-same store revenues	197,629	202,831	108,010	n/r	n/r
Non-same store cost of operations:
Power	17,361	18,256	9,533	n/r	n/r
Other facilities costs	24,502	25,239	16,187	n/r	n/r
Labor	97,697	99,371	55,899	n/r	n/r
Other services costs	32,282	32,882	16,310	n/r	n/r
Total non-same store cost of operations	$171,842	$175,748	$97,929	n/r	n/r

Non-same store contribution (NOI)	$25,787	$27,083	$10,081	n/r	n/r
Non-same store rent and storage contribution (NOI)(2)	$52,173	$53,468	$29,593	n/r	n/r
Non-same store services contribution (NOI)(3)	$(26,386)	$(26,385)	$(19,512)	n/r	n/r

Total warehouse segment revenues	$1,704,281	$1,738,745	$1,531,232	11.3%	13.6%
Total warehouse cost of operations	$1,240,376	$1,267,341	$1,095,680	13.2%	15.7%
Total warehouse segment contribution (NOI)	$463,905	$471,404	$435,552	6.5%	8.2%

(1)	The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis is the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)	Calculated as rent and storage revenues less power and other facilities costs.
(3)	Calculated as warehouse services revenues less labor and other services costs.
(4)	Calculated as same store rent and storage contribution (NOI) divided by same store rent and storage revenues.
(5)	Calculated as same store warehouse services contribution (NOI) divided by same store warehouse services revenues.
(6)
Non-same store warehouse count of 28 includes one facility acquired through the De Bruyn Cold Storage acquisition on July 1, 2022, one recently leased warehouse in Australia, one recently constructed facility in Denver we purchased in November 2021, three facilities acquired through the Lago Cold Stores acquisition on November 15, 2021, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty Freezers acquisition on March 1, 2021, and 12 facilities under development or expansion, one of which was completed during the second quarter of 2022. During the third quarter of 2021, a leased facility from the Liberty Freezers acquisition was exited upon expiration of the lease. During the first quarter of 2022, a leased facility from the Lago Cold Stores acquisition was exited upon expiration of the lease, and we ceased operations within a facility that is being prepared for lease to a third-party. During the second quarter of 2022, we purchased a previously leased facility. During the third quarter of 2022, a leased facility from the Lago Cold Stores acquisition was exited upon expiration of the lease, and we purchased a previously leased facility in New Zealand. The results of the facilities exited are included in the results above, and the results of these acquisitions are reflected in the results above since date of ownership.

Financial Supplement	Third Quarter 2022

Same-store Key Operating Metrics
The following table provides certain operating metrics to explain the drivers of our same store performance for the three months ended September 30, 2022 and 2021.

	Three Months Ended September 30,		Change
Units in thousands except per pallet and site data	2022	2021
Number of same store warehouses	212	212	n/a
Same store rent and storage:
Economic occupancy(1)
Average economic occupied pallets	3,910	3,699	5.7%
Economic occupancy percentage	80.7%	76.3%	437 bps
Same store rent and storage revenues per economic occupied pallet	$57.69	$54.50	5.9%
Constant currency same store rent and storage revenue per economic occupied pallet	$58.93	$54.50	8.1%

Physical occupancy(2)
Average physical occupied pallets	3,644	3,375	8.0%
Average physical pallet positions	4,847	4,848	—%
Physical occupancy percentage	75.2%	69.6%	555 bps
Same store rent and storage revenues per physical occupied pallet	$61.91	$59.72	3.7%
Constant currency same store rent and storage revenues per physical occupied pallet	$63.24	$59.72	5.9%

Same store warehouse services:
Throughput pallets	9,146	9,263	(1.3)%
Same store warehouse services revenues per throughput pallet	$33.25	$31.64	5.1%
Constant currency same store warehouse services revenues per throughput pallet	$34.07	$31.64	7.7%

Number of non-same store warehouses(3)	28	27	n/a
Non-same store rent and storage:
Economic occupancy(1)
Average economic occupied pallets	447	362	n/r
Economic occupancy percentage	75.3%	71.9%	n/r

Physical occupancy(2)
Average physical occupied pallets	399	334	n/r
Average physical pallet positions	593	504	n/r
Physical occupancy percentage	67.3%	66.3%	n/r

Non-same store warehouse services:
Throughput pallets	1,063	879	n/r
(1)We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
(2)We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on a formula utilizing the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
(3)Non-same store warehouse count of 28 includes one facility acquired through the De Bruyn Cold Storage acquisition on July 1, 2022, one recently leased warehouse in Australia, one recently constructed facility in Denver we purchased in November 2021, three facilities acquired through the Lago Cold Stores acquisition on November 15, 2021, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty Freezers acquisition on March 1, 2021, and 12 facilities under development or expansion, one of which was completed during the second quarter of 2022. During the third quarter of 2021, a leased facility from the Liberty Freezers acquisition was exited upon expiration of the lease. During the first quarter of 2022, a leased facility from the Lago Cold Stores acquisition was exited upon expiration of the lease, and we ceased operations within a facility that is being prepared for lease to a third-party. During the second quarter of 2022, we purchased a previously leased facility. During the third quarter of 2022, a leased facility from the Lago Cold Stores acquisition was exited upon expiration of the lease, and we purchased a previously leased facility in New Zealand. The results of the facilities exited are included in the results above, and the results of these acquisitions are reflected in the results above since date of ownership.

Financial Supplement	Third Quarter 2022

The following table provides certain operating metrics to explain the drivers of our same store performance for the nine months ended September 30, 2022 and 2021.

	Nine Months Ended September 30,
Units in thousands except per pallet and site number data	2022	2021	Change
Number of same store sites	212	212	n/a
Same store rent and storage:

Economic occupancy(1)
Average occupied economic pallets	3,821	3,694	3.4%
Economic occupancy percentage	78.7%	76.2%	249 bps
Same store rent and storage revenues per economic occupied pallet	$167.06	$159.05	5.0%
Constant currency same store rent and storage revenues per economic occupied pallet	$169.87	$159.05	6.8%

Physical occupancy(2)
Average physical occupied pallets	3,522	3,373	4.4%
Average physical pallet positions	4,853	4,844	0.2%
Physical occupancy percentage	72.6%	69.6%	296 bps
Same store rent and storage revenues per physical occupied pallet	$181.22	$174.16	4.0%
Constant currency same store rent and storage revenues per physical occupied pallet	$184.27	$174.16	5.8%

Same store warehouse services:
Throughput pallets (in thousands)	26,999	27,304	(1.1)%
Same store warehouse services revenues per throughput pallet	$32.16	$30.61	5.1%
Constant currency same store warehouse services revenues per throughput pallet	$32.85	$30.61	7.3%

Number of non-same store sites(3)	28	27	n/a
Non-same store rent and storage:

Economic occupancy(1)
Average economic occupied pallets	424	301	n/r
Economic occupancy percentage	72.7%	74.0%	n/r

Physical occupancy(2)
Average physical occupied pallets	389	275	n/r
Average physical pallet positions	584	406	n/r
Physical occupancy percentage	66.7%	67.6%	n/r

Non-same store warehouse services:
Throughput pallets (in thousands)	3,126	2,287	n/r
(1)We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
(2)We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on a formula utilizing the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
(3)Non-same store warehouse count of 28 includes one facility acquired through the De Bruyn Cold Storage acquisition on July 1, 2022, one recently leased warehouse in Australia, one recently constructed facility in Denver we purchased in November 2021, three facilities acquired through the Lago Cold Stores acquisition on November 15, 2021, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty Freezers acquisition on March 1, 2021, and 12 facilities under development or expansion, one of which was completed during the second quarter of 2022. During the third quarter of 2021, a leased facility from the Liberty Freezers acquisition was exited upon expiration of the lease. During the first quarter of 2022, a leased facility from the Lago Cold Stores acquisition was exited upon expiration of the lease, and we ceased operations within a facility that is being prepared for lease to a third-party. During the second quarter of 2022, we purchased a previously leased facility. During the third quarter of 2022, a leased facility from the Lago Cold Stores acquisition was exited upon expiration of the lease, and we purchased a previously leased facility in New Zealand. The results of the facilities exited are included in the results above, and the results of these acquisitions are reflected in the results above since date of ownership.

Financial Supplement	Third Quarter 2022

2022 Same-store Historical Performance Trend - The following table reflects the actual results of our current same store pool, in USD, for the respective periods.

	Q3 22	Q2 22	Q1 22	Q4 21	Q3 21	Q2 21	Q1 21
Number of same store warehouses	212	212	212	212	212	212	212

Same store revenues:
Rent and storage	$225,588	$211,014	$201,718	$203,588	$201,574	$194,037	$191,862
Warehouse services	304,091	286,371	277,870	287,514	293,052	275,606	267,090
Total same store revenues	$529,679	$497,385	$479,588	$491,102	$494,626	$469,643	$458,952

Same store cost of operations:
Power	41,381	30,667	28,290	27,410	34,366	29,083	24,333
Other facilities costs	50,648	49,496	48,394	45,342	46,795	46,168	45,993
Labor	223,261	217,194	213,530	219,510	222,125	206,611	199,840
Other services costs	57,878	56,122	51,674	55,020	52,274	46,070	44,093
Total same store cost of operations	$373,168	$353,479	$341,888	$347,282	$355,560	$327,932	$314,259

Same store contribution (NOI)	$156,511	$143,906	$137,700	$143,820	$139,066	$141,711	$144,693
Same store rent and storage contribution (NOI)(1)	$133,559	$130,851	$125,034	$130,836	$120,413	$118,786	$121,536
Same store services contribution (NOI)(2)	$22,952	$13,055	$12,666	$12,984	$18,653	$22,925	$23,157

Total same store margin	29.5%	28.9%	28.7%	29.3%	28.1%	30.2%	31.5%
Same store rent and storage margin(3)	59.2%	62.0%	62.0%	64.3%	59.7%	61.2%	63.3%
Same store services margin(4)	7.5%	4.6%	4.6%	4.5%	6.4%	8.3%	8.7%

Same store rent and storage:
Economic occupancy
Average economic occupied pallets	3,910	3,789	3,763	3,812	3,699	3,648	3,735
Economic occupancy percentage	80.7%	78.1%	77.4%	78.5%	76.3%	75.2%	77.2%
Same store rent and storage revenues per economic occupied pallet	$57.69	$55.69	$53.60	$53.40	$54.50	$53.19	$51.37

Physical occupancy
Average physical occupied pallets	3,644	3,500	3,423	3,491	3,375	3,335	3,410
Average physical pallet positions	4,847	4,851	4,860	4,857	4,848	4,849	4,836
Physical occupancy percentage	75.2%	72.2%	70.4%	71.9%	69.6%	68.8%	70.5%
Same store rent and storage revenues per physical occupied pallet	$61.91	$60.29	$58.92	$58.32	$59.72	$58.19	$56.27

Same store warehouse services:
Throughput pallets	9,146	9,015	8,837	9,223	9,263	9,153	8,889
Same store warehouse services revenues per throughput pallet	$33.25	$31.77	$31.44	$31.17	$31.64	$30.11	$30.05

	Q3 22	Q2 22	Q1 22	Q4 21	Q3 21	Q2 21	Q1 21
Actual FX rates for the period
1 ARS =	0.007	0.008	0.009	0.010	0.010	0.011	0.011
1 AUS =	0.640	0.715	0.724	0.729	0.735	0.769	0.773
1 BRL =	0.185	0.204	0.192	0.179	0.191	0.191	0.183
1 CAD =	0.723	0.784	0.789	0.794	0.794	0.811	0.790
1 CLP =	0.001	0.001	0.001	0.001	0.001	0.001	0.001
1 EUR =	0.980	1.065	1.122	1.144	1.179	1.208	1.205
1 GBP =	1.117	1.257	1.342	1.348	1.378	1.394	1.379
1 NZD =	0.560	0.651	0.676	0.695	0.701	0.716	0.719
1 PLN =	0.202	0.229	0.243	0.248	0.258	0.267	0.265
(1)Calculated as rent and storage revenues less power and other facilities costs.
(2)Calculated as warehouse services revenues less labor and other services costs.
(3)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(4)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Third Quarter 2022
External Growth and Capital Deployment

Recently Completed Expansion and Development Projects
Facility	Opportunity Type	Facility Type (A = Automated) (C = Conventional)	Tenant Opportunity	Cubic Feet (in millions)	Pallet Positions (in thousands)	Estimated Total Cost (in millions)(1)	NOI ROIC	Completion Date	Expected Full Stabilized Quarter
Rochelle, IL(2)	Expansion	Distribution (A)	Multi-tenant	15.7	54	$109	7-9%	Q2 2019	Q1 2023
Columbus, OH	Expansion	Public (C)	Multi-tenant	1.5	5	$7	14-15%	Q1 2020	Q2 2021
Savannah, GA(3)	Development	Distribution (C)	Multi-tenant	14.8	37	$70	7-9%	Q2 2020	Q3 2021
Atlanta, GA(4)	Expansion /Redevelopment	Distribution (A)	Multi-tenant	18.3	60	$136	10-12%	Q2 2021	Q2 2023
Auckland, New Zealand	Expansion	Distribution (C)	Multi-tenant	4.6	27	NZ$64	12-14%	Q2 2021	Q3 2022
Lurgan, Northern Ireland	Expansion	Distribution (C)	Multi-tenant	0.7	4	£7	10-12%	Q2 2021	Q3 2022
Calgary, Canada	Expansion	Distribution (C)	Multi-tenant	2.0	7	C$13	10-12%	Q3 2021	Q1 2023
Dunkirk, NY	Development	Production Advantaged (C)	Build-to-suit	7.0	25	$36	10-12%	Q2 2022	Q3 2023
Dublin, Ireland	Development	Distribution (C)	Multi-tenant	6.3	20	€34	10-12%	Q3 2022	Q1 2024
(1)Cost to date through September 30, 2022, projects are substantially complete. Additional spending may be incurred for residual cost and retainage.
(2)Cost updated to reflect an additional $10 - $11 million of costs expected to be incurred over the next 12 months.
(3)Cost includes $15.9 million of development land as part of the PortFresh Holdings, LLC acquisition completed during January 2019.
(4)Site operational Q2 2021 and estimated total cost includes construction holdbacks and progress payments for automation and optimization which are expected to be paid within the next 12 months.

Expansion and Development Projects In Process and Announced
		Facility Type (A = Automated) (C = Conventional)		Under Construction		Investment in Expansion / Development (in millions)			Expected Stabilized NOI ROIC	Target Complete Date	Expected Full Stabilized Quarter
Facility	Opportunity Type		Tenant Opportunity	Cubic Feet (millions) (1)	Pallet Positions (thousands) (1)	Cost (2)	Estimate to Complete	Total Estimated Cost
Barcelona	Expansion	Distribution (C)	Multi-tenant	3.3	12	€9	€4 - €6	€13 - €15	10-12%	Q4 2022	Q3 2024
Lancaster, PA	Development	Distribution (A)	Build-to-suit	11.4	28	$137	$21-$27	$158-$164	10-12%	Q1 2023	Q2 2024
Plainville, CT	Development	Distribution (A)	Build-to-suit	12.1	31	$148	$22-$26	$170-$174	10-12%	Q1 2023	Q3 2024
Russellville, AR	Expansion	Production Advantaged (A)	Build-to-suit	13.0	42	$70	$18-$25	$88-$95	10-12%	Q2 2023	Q3 2024
Atlanta 2, GA	Expansion	Distribution (A)	Multi-tenant	6.3	24	$33	$5 - $7	$38 - $40	10-12%	Q2 2023	Q1 2025
Spearwood, Australia	Expansion	Distribution (A)	Multi-tenant	3.3	20	A$31	A$29-A$33	A$60-A$64	10-12%	Q3 2023	Q1 2025
(1)Cubic feet and pallet positions are estimates while the facilities are under construction.
(2)Cost as of September 30, 2022.

Financial Supplement	Third Quarter 2022

Recent Acquisitions
Facility	Metropolitan Area	No. of Facilities	Cubic Feet (in millions)	Pallet Positions (in thousands)	Acquisition Price (in millions)	Net Entry NOI Yield (1)	Expected Three Year Stabilized NOI ROIC	Date Purchased	Expected Full Stabilized Quarter
Liberty Freezers	Canada	4	10.4	42	C$57.8	7.0%	8-9%	3/1/2021	Q2 2024
KMT Brrr!(2)	New Jersey	2	12.6	39	$71.1	9.0%	10.0-10.5%	5/5/2021	Q3 2024
Bowman Stores	England	1	9.5	23	£74.1	6.8%	7.5-8.5%	5/28/2021	Q3 2024
ColdCo Logistics(3)	St. Louis	2	2.8	12	$20.5	10.7%	12-13%	8/2/2021	Q4 2024
Newark Facility Management(4)	New Jersey	1	11.5	17	$376.5	6.1%	6.5-7.5%	9/1/2021	Q4 2024
Brighton(5)	Denver, CO	1	12.1	33	$59.3	5.5%	7.5-8.5%	11/12/2021	Q1 2025
Lago Cold Stores	Australia	3	6.8	30	A$106.4	6.2%	7-8%	11/15/2021	Q1 2025
De Bruyn Cold Storage	Australia	1	2.0	21	A$24.9	8.2%	9-10%	7/1/2022	Q4 2025
(1)Inclusive of expenses required to integrate and reach stabilization.
(2)Net Entry NOI Yield metric is exclusive of SG&A expense.
(3)The net entry NOI yield of 10.7% excludes approximately $0.9 million of SG&A, resulting in a net entry EBITDA yield of 6.3%.
(4)The total acquisition price is $390.5 million. Excluding $2.6 million in annual tax credits valued at $14.0 million, the adjusted acquisition price is $376.5 million. The net entry NOI yield of 6.1% excludes approximately $1.7 million of SG&A, resulting in a net entry EBITDA yield of 5.6%. NOI and EBITDA exclude the $2.6 million in annual tax credits.
(5)Facility is approximately 50% occupied, resulting in a lower net entry NOI yield.

Financial Supplement	Third Quarter 2022
Unconsolidated Joint Ventures (Investment in Partially Owned Entities)

As of September 30, 2022, the Company owned a 14.99% equity share in the Brazil-based SuperFrio. The debt of our unconsolidated joint venture is non-recourse to us, except for customary exceptions pertaining to such matters as intentional misuse of funds, environmental conditions and material misrepresentations.

SuperFrio
			As of
Summary Balance Sheet - at the JV’s 100% share in BRLs	Q3 22		Q2 22		Q1 22		Q4 21		Q3 21
	($’s in thousands)
Net book value of property, buildings and equipment	R$	1,063,778	R$	1,038,105	R$	1,011,629	R$	1,006,278	R$	903,210
Other assets	501,967		456,142		411,849		404,641		354,930
Total assets	1,565,745		1,494,247		1,423,478		1,410,919		1,258,140

Debt	625,015		602,520		584,718		533,397		503,902
Other liabilities	461,636		428,600		419,416		432,137		403,261
Equity	479,095		463,127		419,344		445,385		350,977
Total liabilities and equity	R$	1,565,746	R$	1,494,247	R$	1,423,478	R$	1,410,919	R$	1,258,140

Americold’s ownership percentage	15%		15%		15%		15%		15%

BRL/USD quarter-end rate	0.1848		0.1900		0.2108		0.1795		0.1837
Americold’s pro rata share of debt at BRL/USD rate		$17,325		$17,172		$18,489		$14,362		$13,885

			Three Months Ended
Summary Statement of Operations - at the JV’s 100% share in BRLs	Q3 22		Q2 22		Q1 22		Q4 21		Q3 21
	($’s in thousands)
Revenues	R$	152,517	R$	139,826	R$	117,183	R$	123,199	R$	104,252
Cost of operations	101,461		93,060		78,574		74,518		68,965
Selling, general and administrative expense	9,704		11,887		12,883		13,982		4,195
M&A expense	4,310		3,652		4,893		2,488		3,427
Depreciation & amortization	18,221		20,014		19,617		20,669		13,004
Total operating expenses	133,696		128,613		115,967		111,657		89,591
Operating income	18,821		11,213		1,216		11,542		14,661

Interest expense	21,374		33,163		24,518		15,865		13,765
Other income	(659)		(1,241)		(905)		(725)		(913)
Current income tax (benefit) expense	2,868		3,800		2,067		3,110		3,832
Deferred income tax (benefit) expense	(4,546)		(11,576)		(10,420)		8,380		(3,355)
Non-operating expenses	19,037		24,146		15,260		26,630		13,329
Net (loss) income	R$	(216)	R$	(12,933)	R$	(14,044)	R$	(15,088)	R$	1,332

Americold’s ownership percentage	15%		15%		15%		15%		15%

BRL/USD average rate	0.1907		0.2040		0.1916		0.1791		0.1912
Americold’s pro rata share of NOI		$1,460		$1,431		$1,110		$1,308		$1,012
Americold’s pro rata share of Net (loss) income		$(6)		$(396)		$(404)		$(405)		$38
Americold’s pro rata share of Core FFO		$368		$41		$105		$(61)		$358
Americold’s pro rata share of AFFO		$500		$(46)		$(40)		$400		$433

Financial Supplement	Third Quarter 2022
As of September 30, 2022, the Company owned a 22.12% equity share in the Brazil-based Comfrio. The debt of our unconsolidated joint venture is non-recourse to us, except for customary exceptions pertaining to such matters as intentional misuse of funds, environmental conditions and material misrepresentations.

Comfrio
			As of
Summary Balance Sheet - at the JV’s 100% share in BRLs	Q3 22		Q2 22		Q1 22		Q4 21		Q3 21
	($’s in thousands)
Net book value of property, buildings and equipment	R$	326,647	R$	264,379	R$	291,462	R$	293,463	R$	304,497
Other assets	307,768		267,943		288,221		263,395		235,250
Total assets	634,415		532,322		579,683		556,858		539,747

Debt	316,730		326,207		314,227		287,422		262,346
Other liabilities	433,575		361,367		349,460		316,844		307,865
Equity	(115,890)		(155,252)		(84,004)		(47,408)		(30,464)
Total liabilities and equity	R$	634,415	R$	532,322	R$	579,683	R$	556,858	R$	539,747

Americold’s ownership percentage	22%		22%		22%		22%		22%

BRL/USD quarter-end rate	0.1848		0.1900		0.2108		0.1795		0.1837
Americold’s pro rata share of debt at BRL/USD rate		$12,877		$13,635		$14,573		$11,350		$10,602

			Three Months Ended
Summary Statement of Operations - at the JV’s 100% share in BRLs	Q3 22		Q2 22		Q1 22		Q4 21		Q3 21
	($’s in thousands)
Revenues	R$	113,862	R$	99,938	R$	85,017	R$	95,910	R$	88,477
Cost of operations	72,617		65,612		61,387		65,158		58,666
Selling, general and administrative expense	12,932		4,829		7,404		3,077		9,723
Depreciation & amortization	17,626		27,679		21,084		17,976		11,657
Operating expenses	103,175		98,120		89,875		86,211		80,046
Operating income	10,687		1,818		(4,858)		9,699		8,431

Interest expense	36,589		43,704		38,976		32,911		22,550
Other (income) loss	6,703		(4,566)		(7,359)		(6,435)		41
Current tax expense (benefit)	—		—		—		(1,785)		2,653
Deferred income tax expense (benefit)	(48,620)		45,544		907		(3,298)		(6,141)
Non-operating expenses	(5,328)		84,682		32,524		21,393		19,103
Net (loss) income	R$	16,015	R$	(82,864)	R$	(37,382)	R$	(11,694)	R$	(10,672)

Americold’s ownership percentage	22%		22%		22%		22%		22%

BRL/USD average rate	0.1907		0.2040		0.1916		0.1791		0.1912
Americold’s pro rata share of NOI		$1,730		$1,541		$996		$1,212		$1,254
Americold’s pro rata share of Net (loss) income		$672		$(3,719)		$(1,576)		$(461)		$(449)
Americold’s pro rata share of Core FFO		$(401)		$(818)		$(867)		$116		$136
Americold’s pro rata share of AFFO		$(864)		$(361)		$(829)		$(753)		$(113)

Financial Supplement	Third Quarter 2022

2022 Guidance

The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

	As of	As of	As of	As of
	November 3, 2022	August 4, 2022	May 5, 2022	Feb. 24, 2022
Warehouse segment same store revenue growth (constant currency)	7.5% - 8.0%	3% - 5%	0% - 2%	(2)% - 0%
Warehouse segment same store NOI growth (constant currency)	(150) - (100) bps lower than associated revenue	(200) - 0 bps lower than associated revenue	(200) - 0 bps lower than associated revenue	0 - 200 bps higher than associated revenue
Managed and Transportation segment NOI	$57M - $60M	$44M - $54M	$44M - $50M	$44M - $50M
Total selling, general and administrative expense (inclusive of share-based compensation expense of $28M - $29M )	$228M - $233M	$215M- $229M	$210M- $229M	$210M- $229M
Current income tax expense	$4M - $6M	$6M - $8M	$7M - $12M	$7M - $12M
Deferred income tax benefit	$19M - $23M	$14M - $20M	$6M - $9M	$6M - $9M
Non real estate depreciation and amortization expense	$120M - $130M	$120M - $140M	$120M - $140M	$120M - $140M
Total maintenance capital expenditures	$84M - $86M	$75M - $85M	$75M - $85M	$75M - $85M
Development starts (1)	$—	$100M - $200M	$100M - $200M	$100M - $200M
AFFO per share	$1.08 - $1.12	$1.00 - $1.10	$1.00 - $1.10	$1.00 - $1.10
Assumed FX rates	1 ARS = 0.0066 USD 1 AUS = 0.6240 USD 1 BRL = 0.1900 USD 1 CAD = 0.7233 USD 1 CLP = 0.0011 USD 1 EUR = 0.9901 USD 1 GBP = 1.1316 USD 1 NZD = 0.5592 USD 1 PLN = 0.2090 USD	1 ARS = 0.0080 USD 1 AUS = 0.7011 USD 1 BRL = 0.2000 USD 1 CAD = 0.7846 USD 1 CLP = 0.0012 USD 1 EUR = 1.0689 USD 1 GBP = 1.2649 USD 1 NZD = 0.6362 USD 1 PLN = 0.2334 USD	1 ARS = 0.0090 USD 1 AUS = 0.7355 USD 1 BRL = 0.2000 USD 1 CAD = 0.8054 USD 1 CLP = 0.0012 USD 1 EUR = 1.1029 USD 1 GBP = 1.3215 USD 1 NZD = 0.6754 USD 1 PLN = 0.2401 USD	1 ARS = 0.0100 USD 1 AUS = 0.7270 USD 1 BRL = 0.0170 USD 1 CAD = 0.7925 USD 1 CLP = 0.0010 USD 1 EUR = 1.1300 USD 1 GBP = 1.3300 USD 1 NZD = 0.685 USD 1 PLN = 0.2450 USD
(1)Represents the aggregate invested capital for initiated development opportunities.

Financial Supplement	Third Quarter 2022

Notes and Definitions
We calculate funds from operations, or FFO, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income or loss determined in accordance with U.S. GAAP, excluding extraordinary items as defined under U.S. GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, real estate asset impairment and our share of reconciling items for partially owned entities. We believe that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs.
We calculate core funds from operations, or Core FFO, as FFO adjusted for the effects of gain or loss on the sale of non-real estate assets, acquisition, litigation and other, net, goodwill impairment, share-based compensation expense for the IPO retention grants, loss on debt extinguishment, modifications and termination of derivative instruments, foreign currency exchange gain or loss, gain on extinguishment of New Market Tax Credit structure and loss on deconsolidation of subsidiary contributed to LATAM joint venture. We also adjust for the impact of Core FFO attributable to partially owned entities. We have elected to reflect our share of Core FFO attributable to partially owned entities since the Brazil joint ventures are strategic partnerships which we continue to actively participate in on an ongoing basis. The previous joint venture, the China JV, was considered for disposition during the periods presented. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential.
However, because FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of FFO and Core FFO as a measure of our performance may be limited.
We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of amortization of deferred financing costs and pension withdrawal liability, non-real estate asset impairment, amortization of above or below market leases, straight-line net rent, provision or benefit from deferred income taxes, share-based compensation expense, excluding IPO grants, non-real estate depreciation and amortization, and maintenance capital expenditures. We also adjust for AFFO attributable to our share of reconciling items of partially owned entities. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities.
FFO, Core FFO and Adjusted FFO are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO, Core FFO and Adjusted FFO should be evaluated along with U.S. GAAP net income and net income per diluted share (the most directly comparable U.S. GAAP measures) in evaluating our operating performance. FFO, Core FFO and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with U.S. GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our consolidated statements of operations included in our annual and quarterly reports. FFO, Core FFO and Adjusted FFO should be considered as supplements, but not alternatives, to our net income or cash flows from operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do. The table above reconciles FFO, Core FFO and Adjusted FFO to net income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.
We calculate EBITDA for Real Estate, or EBITDAre, in accordance with the standards established by the Board of Governors of NAREIT, defined as, earnings before interest expense, taxes, depreciation and amortization, loss on sale of real estate and adjustment to reflect our share of EBITDAre of partially owned entities. EBITDAre is a measure commonly used in our industry, and we present EBITDAre to enhance investor understanding of our operating performance. We believe that EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and useful life of related assets among otherwise comparable companies.
We also calculate our Core EBITDA as EBITDAre further adjusted for acquisition, litigation and other, net, loss or income from investments in partially owned entities, impairment of indefinite and long-lived assets, foreign currency exchange gain or loss, share-based compensation expense, loss on debt extinguishment, modifications and termination of derivative instruments, loss or gain on real estate and asset disposals, gain on extinguishment of New Market Tax Credit structure, loss on deconsolidation of subsidiary contributed to LATAM joint venture and reduction in EBITDAre from partially owned entities. We believe that the presentation of Core EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in EBITDA but which we do not believe are indicative of our core business operations. EBITDA and Core EBITDA are not measurements of financial performance under U.S. GAAP, and our EBITDA and Core EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA and Core EBITDA as alternatives to net income or cash flows from operating activities determined in accordance with U.S. GAAP. Our calculations of EBITDA and Core EBITDA have limitations as analytical tools, including:
•these measures do not reflect our historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures;
•these measures do not reflect changes in, or cash requirements for, our working capital needs;
•these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•these measures do not reflect our tax expense or the cash requirements to pay our taxes; and
•although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.

Financial Supplement	Third Quarter 2022

We use Core EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. The table on page 22 reconciles EBITDA, EBITDAre and Core EBITDA to net income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.

We define our “same store” population once a year at the beginning of the current calendar year. Our same store population includes properties that were owned or leased for the entirety of two comparable periods and that have reported at least twelve months of consecutive normalized operations prior to January 1 of the prior calendar year. We define “normalized operations” as properties that have been open for operation or lease after development or significant modification, including the expansion of a warehouse footprint or a warehouse rehabilitation subsequent to an event, such as a natural disaster or similar event causing disruption to operations. In addition, our definition of “normalized operations” takes into account changes in the ownership structure (e.g., purchase of acquired properties will be included in the “same store” population if owned by us as of the first business day of each year, of the prior calendar year and still owned by us as of the end of the current reporting period, unless the property is under development). The “same store” pool is also adjusted to remove properties that were sold or entering development subsequent to the beginning of the current calendar year. As such, the “same store” population for the period ended September 30, 2022 includes all properties that we owned at January 3, which had both been owned and had reached “normalized operations” by January 3, 2022.

We calculate “same store revenue” as revenues for the same store population. We calculate “same store contribution (NOI)” as revenues for the same store population less its cost of operations (excluding any depreciation and amortization, impairment charges, corporate-level selling, general and administrative expenses, corporate-level acquisition, litigation and other, net and gain or loss on sale of real estate). In order to derive an appropriate measure of period-to-period operating performance, we also calculate our same store contribution (NOI) on a constant currency basis to remove the effects of foreign currency exchange rate movements by using the comparable prior period exchange rate to translate from local currency into U.S. dollars for both periods. We evaluate the performance of the warehouses we own or lease using a “same store” analysis, and we believe that same store contribution (NOI) is helpful to investors as a supplemental performance measure because it includes the operating performance from the population of properties that is consistent from period to period and also on a constant currency basis, thereby eliminating the effects of changes in the composition of our warehouse portfolio and currency fluctuations on performance measures. Same store contribution (NOI) is not a measurement of financial performance under U.S. GAAP. In addition, other companies providing temperature-controlled warehouse storage and handling and other warehouse services may not define same store or calculate same store contribution (NOI) in a manner consistent with our definition or calculation. Same store contribution (NOI) should be considered as a supplement, but not as an alternative, to our results calculated in accordance with U.S. GAAP. The tables beginning on page 34 provide reconciliations for same store revenues and same store contribution (NOI).
We define “maintenance capital expenditures” as capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology. Maintenance capital expenditures include capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology. Maintenance capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building or costs which are incurred to bring a building up to Americold’s operating standards. See the tables on page 31 for additional information regarding our maintenance capital expenditures.
We define “total real estate debt” as the aggregate of the following: mortgage notes, senior unsecured notes, term loans and borrowings under our revolving line of credit. We define “total debt outstanding” as the aggregate of the following: total real estate debt, sale-leaseback financing obligations and financing lease obligations. See the tables on page 24 for additional information regarding our indebtedness.
All quarterly amounts and non-GAAP disclosures within this filing shall be deemed unaudited.